As filed with the Securities and Exchange Commission on May 31, 2000 Registration No. 333-____



DOCSSF1:440689.2

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                              FRITZ COMPANIES, INC.
               (Exact name of issuer as specified in its charter)


                         Delaware                                    94-3083515
               (State or other jurisdiction                     (I.R.S. employer
             of incorporation or organization)            identification number)
                   706 Mission Street, San Francisco, CA 94103
               (Address of principal executive offices) (Zip Code)

                              FRITZ COMPANIES, INC.
                       SALARY INVESTMENT & RETIREMENT PLAN
                            (Full title of the plans)


                                 Jan H. Raymond
                                 General Counsel
                              FRITZ COMPANIES, INC.
                               706 Mission Street
                         San Francisco, California 94103
                     (Name and address of agent for service)

                                                       (415) 538-0420
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                                Paul Borden, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                               400 Sansome Street
                         San Francisco, California 94111




                         CALCULATION OF REGISTRATION FEE

                                  Amount              Proposed Maximum           Proposed Maximum            Amount of
 Title of Securities to            to be             Offering Price Per          Aggregate Offering          Registration
      be Registered              Registered                Share*                      Price*                    Fee*

--------------------------    -----------------    -----------------------    -------------------------    -----------------------
Common Stock**              1,000,000 shares             $10.06                  $10,060,000.00             $2,655.84
-------------------------------------------------------------------------------------------------------=====================

* Estimated solely for the purpose of calculating the registration fee on the basis of $10.06 per share, the average of the high and low prices for the Common Stock on May 31, 2000 as reported by the NASDAQ Stock Exchange.

** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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DOCSSF1:440689.2
                                                          2
                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation Of Certain Documents By Reference.

                  The following documents are incorporated by reference in this registration statement:

                  (i) The Registrant's  latest annual report,  filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (ii) The  plan's  latest  annual  report,  filed  pursuant  to
Section 13(a) of the Exchange Act.

                  (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (i) above.

                  (iv) The description of the class of securities to be offered under this registration statement contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Registrant or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.           Description Of Securities.

                  Inapplicable.


Item 5.           Interests Of Named Experts And Counsel.

                  Inapplicable.


Item 6.           Indemnification of Directors and Officers.

                  Section  145 of the  General  Corporation  Law of the State of
Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

                  The Registrant's Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws. The Registrant also carries liability insurance covering officers and directors.

                  Fritz Companies, Inc. Salary Investment & Retirement Plan (the "Plan") contains indemnification provisions, indemnifying the Plan's named fiduciaries and any other officers or employees of Fritz Companies, Inc. to which fiduciary duties have been delegated arising out of an alleged breach of their fiduciary duties under the Plan and under ERISA, except those involving gross negligence or willful misconduct.


Item 7.           Exemption From Registration Claimed.

                  Inapplicable.


Item 8.           Exhibits.

5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.

5.2      Undertaking re: Status of Favorable Determination
         Letter Covering the Plan.

The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the Fritz Companies, Inc. Salary Investment & Retirement Plan. The Registrant will submit the Plan, as amended and restated, to the IRS in a timely manner with a request for a favorable determination that the Plan, as amended and restated, continue to so qualify.

23.1     Consent of KPMG LLP.

23.2     Consent of Orrick, Herrington & Sutcliffe LLP is included in
         Exhibit 5.1 to this Registration Statement.

24.1     Power of Attorney (included on signature page).

99.1     Fritz Companies, Inc. Salary Investment & Retirement Plan.


Item 9.           Undertakings.

(a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
                                section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 31th day of May, 2000.

                              FRITZ COMPANIES, INC.
                                                              (Registrant)


                                                  By:  /s/     John R. Skidmore
                                                Vice President, Human Resources
POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jan Raymond his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                  Date

Principal Executive Officer:


_________________________      Chief Executive Officer             May 31, 2000
/s/          Lynn C. Fritz

Principal Financial Officer:

_________________________     Executive Vice President and Chief   May 31, 2000
/s/         Ronald F. Dutt       Financial Officer

Principal Accounting Officer:

_________________________     Vice President, Controller           May 23, 2000
/s/       Janice J. Washburn     and Chief Accounting Officer


Directors:


------------------------------------------
/s/          Lynn C. Fritz  Director                               May 23, 2000


------------------------------------------
/s/         James Gilleran  Director                               May 23, 2000


------------------------------------------
/s/         Preston Martin  Director                               May 23, 2000


------------------------------------------
/s/        Paul S. Otellini Director                               May 23, 2000


------------------------------------------
/s/       William J. Razzouk Director                               May 23, 2000



A majority of the members of the Board of Directors.



The Plan

                  Pursuant to the requirements of the Securities Act of 1933, the Fritz Companies Salary Investment & Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of San Francisco, State of California, on May 23, 2000.

                      FRITZ COMPANIES, INC. SALARY INVESTMENT & RETIREMENT PLAN

                                                     By:

                                                     /s / Fritz Companies, Inc.

                                  EXHIBIT INDEX

Exhibit
  No.
5.1                Opinion of Orrick, Herrington & Sutcliffe LLP.
5.2 Undertaking re: Status of Favorable Determination Letter Covering the Plan. The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the Fritz Companies, Inc. Salary Investment & Retirement Plan. The Registrant will submit the Plan, as amended and restated, to the IRS in a timely manner with a request for a favorable determination that the Plan, as amended and restated, continue to so qualify.
23.1               Consent of KPMG LLP.
23.2               Consent of Orrick,  Herrington & Sutcliffe  LLP is
                    included in Exhibit 5.1
                   to this Registration Statement.
24.1               Power of Attorney (included on signature page).
99.1               Fritz Companies, Inc. Salary Investment & Retirement Plan.

DOCSSF1:436761.7
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DOCSSF1:436761.7

                                   EXHIBIT 5.1

                  Opinion of Orrick, Herrington & Sutcliffe LLP


                 [Letterhead of Orrick, Herrington & Sutcliffe]

May 31, 2000

Fritz Companies, Inc.
706 Mission Street
San Francisco, California 94103
Attention: Jan H. Raymond
General Counsel

Dear Sirs:

                  Fritz Companies, Inc., a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of Common Stock, $.01 par value, of Fritz Companies, Inc. to be issued under the Fritz Companies, Inc. Salary Investment & Retirement Plan (the "Plan").

                  We have  examined  and are  relying  on  originals,  or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Fritz Companies, Inc. and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, it is our opinion that the shares of Fritz Companies, Inc. issuable under the Plan are duly authorized and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                Very truly yours,


                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                  EXHIBIT 23.1

                         Consent of Independent Auditors



The Board of Directors and Stockholders
Fritz Companies, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of Fritz Companies, Inc. of our report dated June 28, 1999 relating to the consolidated balance sheets of Fritz Companies, Inc. as of May 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended May 31, 1999 which report appears in the May 31, 1999 annual report on Form 10-K of Fritz Companies, Inc..



/s/ KPMG LLP

San Francisco, California
May 31, 2000

                                  EXHIBIT 99.1

                              Fritz Companies, Inc.
                       Salary Investment & Retirement Plan

                              FRITZ COMPANIES, INC.

                       SALARY INVESTMENT & RETIREMENT PLAN

                          (January 1, 2000 Restatement)

                                    Preamble


                  Fritz Companies, Inc. established the Fritz Companies, Inc. Salary Investment & Retirement Plan effective July 1, 1985 for the purpose of providing retirement benefits for the Employees of Fritz Companies, Inc.
Effective January 1, 1989, the Plan was amended and restated as the Fritz Holdings, Inc. Salary Investment & Retirement Plan (1989 Restatement). The Plan was amended and restated in its entirety effective January 1, 1992, as the Fritz Companies, Inc. Salary Investment & Retirement Plan (1992 Restatement). The plan has been further amended, from time to time with Amendments No. 1, No. 2 and No.
3. The Plan is hereby amended and restated in its entirety as the Fritz Companies, Inc., Salary Investment & Retirement Plan (2000 Restatement) to comply with the Uruguay Round of General Agreement on Tariffs and Trade (GATT), enacted December 8, 1994, Uniformed Services Employment & Reemployment Rights Act of 1994 (USERRA), Small Business Job Protection Act (SBJPA) and the Taxpayer Relief Act 1997 (TRA 97). The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, with a salary reduction feature qualified under Section 401(k) of the Code.

                  Except as otherwise provided, the provisions of this Plan are effective January 1, 1997. Unless the contrary rule is expressly stated, the provisions of this Plan shall not apply to the benefits payable to or on account of an Employee who retired or whose employment terminated prior to January 1, 1997. The rights and benefits of such an Employee shall be determined under the terms of the Prior Plan as in effect when the Employee retired or the Employee's employment terminated.

SECTION 1

                          Definitions and Construction

                  Unless the context clearly requires a different meaning, the following terms have the meanings specified:

1.1 Account means the aggregate of the Participant's Salary Deferral Account, Matching Contributions Account, Intertrans Matching Contributions Account, UWI Matching Contributions Account, Participant Contributions Account, Intertrans Discretionary Contributions Account and Rollover Account, as appropriate. 1.2 Actuarial Equivalent means any amount of benefits certified by the actuary retained on behalf of the Plan to be mathematically equivalent in value to other benefits on the basis of specified assumptions. 1.3 Administrator means the administrator of the Plan designated in paragraph 12.6 of this Plan. 1.4 Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. In the case of a deferred annuity, the Annuity Starting Date shall be the date on which the annuity payments are scheduled to commence. 1.5 Basic Compensation means the amounts specified in this Section
1.5. (a) General Definition. Except as otherwise provided in this Section 1.5, Basic Compensation means an Employee's wages within the meaning of Section 3401(a) of the Code and all other payments of compensation by an Employer to an Employee in the course of an Employer's trade or business for which an Employer is required to furnish the Employee a written statement on Form W-2 under Sections 6041(d) and 6051(a)(3) of the Code.
(b) Special Rule for Determining Highly Compensated Employees. For purposes of determining the group of Highly Compensated Employees, Basic
         Compensation shall include elective deferrals with respect to employment with an Employer (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code.
(c) Limitations on Basic Compensation. The term "Basic Compensation" shall not include:
(i) Any amounts paid or payable by reason of services performed prior to the date an Employee becomes a Participant;
                  and
(ii) Any amounts paid or payable by reason of services performed after the Employee ceases to be a Participant. In addition, in any Plan Year any Basic Compensation in excess of $150,000, or such other amount established by the Secretary of the Treasury, in accordance with Section 401(a)(17) of the Code (the "Compensation Limit"), shall be disregarded.

1.6 Beneficiary means the person or persons described in paragraph 8.5 who are to receive benefits after the death of the Participant.
1.7 Code means the Internal  Revenue Code of 1986, as amended from time to time.
1.8  Committee  means the  administrative  committee  which is  provided  for in
Section 12 of the Plan.
         1.8A     Common Stock means the common stock of the Company.
1.9      Company means Fritz Companies, Inc., a Delaware corporation.
1.10 Delayed Retirement Date means a date subsequent to the Participant's Normal Retirement Date which is the first day of any month coinciding with or following a Participant's Normal Retirement Date.
1.11     Determination Year means the Plan Year.
1.12 Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment for which the Participant receives disability benefits under the federal Social Security Act. 1.13 Discretionary Contributions means the contributions made by an Employer pursuant to paragraph 3.5 of the Plan. 1.14 Effective Date means January 1, 1997. 1.15 Eligible Employee means every Employee on the U.S. dollar payroll of an Employer, except the following Employees: (a) Employees whose compensation and conditions of employment are subject to determination by collective bargaining, provided that retirement entitlements have been a subject of good-faith bargaining between an Employer and the person's lawful representative or bargaining agent;
                  (b)      Employees who have not attained age 21; and

                  (c) Employees who, as to any period of time are classified or treated by the Company or an Employer as an independent contractor, a consultant, a leased employee (within the meaning of section 414(n) of the Code) or any employee of an employment agency, even if such individual is subsequently determined to have been a common law employee of the Company or an Employer during such period. 1.16 Employee means a person employed by an Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by an Employer, as well as any other person qualifying as a common law employee of an Employer. The term "Employee" shall also include leased employees within the meaning of
         Section 414(n)(2) of the Code; provided, however, if such leased employees constitute less than 20 percent of an Employer's nonhighly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code), the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5)(B) of the Code unless otherwise provided by the terms of the Plan.

1.16 Employer means the Company and any other corporation or trade or business which has adopted or hereafter adopts the Plan with the approval of the Company. A list of adopting Employers is attached to this Plan as "Appendix A" and shall be kept current by the Committee. Effective as of January 1, 2000, "Employer" shall mean the Company and any corporation or trade or business which is a member of a controlled group of corporations, a group of businesses under common control or an affiliated service group (within the meaning of Sections 414(b),
(c), (m), and (o) of the Code) of which the Company is a member,
                  For  purposes  of Section 6  (Limitations  on  Contributions),
Section 8 (Distribution of Benefits), Section 10 (Top-Heavy Rules) and determining an Employee's Hours of Service, the term "Employer" includes any corporation or trade or business which is or was a member of a controlled group of corporations, a group of businesses under common control or an affiliated service group (within the meaning of Sections 414(b), (c), (m), and (n) of the Code) of which an Employer adopting the Plan is a member, and any other entity required to be aggregated pursuant to Section 414 (o) of the Code and the regulations thereunder.

                  In addition, for purposes of determining an Employee's Hours of Service, the term "Employer" includes the entities described in the preceding paragraph, as well as any corporation or trade or business for which a leased employee (within the meaning of Section 414 (n) of the Code) performs services, but only for such period as the leased employee performs such services.

1.17 Entry Date means January 1, April 1, June 1, and October 1.
1.18 ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time. 1.19 Family Member means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants, and the spouses of such lineal ascendants or descendants. Effective January 1, 1997, Section 1.20 is deleted in its entirety. 1.20 Fund means the total of all contributions made under the Plan by any Employer, increased by interest, appreciation and experience, credits and other gains, and decreased by annuity purchases or payments, depreciation, termination refunds, expenses, and losses. 1.21 Highly Compensated Active Employee means any Employee who performs services for an Employer during the Determination Year and who, during the Look-Back Year, (a) received Basic Compensation from an Employer in excess of $80,000 (as adjusted pursuant to sections 414(q)(1) and 415 (d) of the Code), and (b) and was a member of the "top-paid group" for such year; provided, however, that subject to the satisfaction of such conditions as may be prescribed under section 414(q)(1) of the Code, the Company may elect for any Plan Year not to apply the requirement of clause (b) above. The term Highly Compensated Active Employee also includes an Employee who is a 5% owner at any time during the Look-Back Year or Determination Year. An Employee shall be considered to be in the "top-paid group" for any Look-Back Year if the Employee is in the group consisting of the top 20% of Employees when ranked on the basis of Basic Compensation paid during such year. 1.22 Highly Compensated Employee means an Employee who is either a Highly Compensated Active Employee or a Highly Compensated Former Employee. The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the "top-paid group," will be made in accordance with Section 414(q) of the Code and the regulations thereunder. 1.23 Highly Compensated Former Employee means an Employee who (i) separated from service (or was deemed to have separated) prior to the Determination Year, (ii) performs no service for an Employer during the Determination Year, and (iii) was a Highly Compensated Active Employee for either the separation year or any Determination Year ending on or after the Employee's 55th birthday. 1.24 Hour of Service means: (a) An hour for which an Employee directly or indirectly receives compensation, or is entitled to compensation, from an Employer for the performance of duties.
(b)      An  hour  for  which  an  Employee  directly  or  indirectly   receives
         compensation, or is entitled to compensation, from an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.
(c) An hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by an Employer. The same Hours of Service shall not be credited both under subparagraph (a) or (b) above, as the case may be, and under this subparagraph (c).
(d) The number of hours and the computation period to which they shall be credited shall be determined in accordance with Department of Labor Regulations Section 2530.200b-2 (b) and (c) .
(e) Employees shall also be credited with any additional Hours of Service required to be credited pursuant to any Federal law other than ERISA or the Code.
(f) Effective January 1, 1995, an Employee's Hours of Service also shall include the Employee's periods of employment with Air Compak International on or prior to January 1, 1995, provided the Employee was either (i) an employee of Air Compak International on December 31, 1995, or (ii) on authorized leave of absence with Air Compak International on December 31, 1995. 1.25A Intertrans Discretionary Contributions Account means the account maintained for each Participant who was a former participant in the Intertrans Plan, in the books and records of the Plan for the purpose of recording any discretionary contributions allocated to the Participant under the Intertrans Plan, as adjusted for earnings and losses allocated thereto.
         1.25B Intertrans Matching Contributions Account means the account maintained for each Participant who was a former participant in the Intertrans Plan, in the books and records of the Plan for the purpose of recording and matching contributions allocated to the Participant under the Intertrans Plan, as adjusted for earnings and losses allocated thereto.
         1.25C Intertrans Plan means the Intertrans Corporation 401(k) Retirement Savings Plan. 1.25 Look-Back Year means the calendar year ending with or within the Determination Year. 1.26 Matching Contribution means a contribution made by an Employer pursuant to paragraph 3.2. 1.27 Matching Contributions Account means the account maintained for each Participant in the books and records of the Plan for the purpose of recording any Matching Contributions made by an Employer pursuant to paragraph 3.2, as adjusted for earnings and losses allocated thereto. 1.28 Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee. 1.29 Normal Retirement Age means age 65. 1.30 Normal Retirement Date means the first day of the month coincident with or next following the date a Participant attains Normal Retirement Age. 1.31 One-Year Break in Service means a period calculated pursuant to paragraph 5.4. 1.32 Participant means an Eligible Employee who has become a participant in the Plan in accordance with Section 3 and any former Employee who is entitled to benefits under the Plan. 1.33 Participant Contribution means an after-tax contribution made by the Participant pursuant to
Section 3.3, as adjusted for earnings and losses allocated thereto. 1.34 Participant Contributions Account means the account maintained for each
Participant in the books and records of the Plan for the purpose of recording any Participant Contributions made by the Participant, as adjusted for earnings and losses allocated thereto. 1.35 Plan means the Fritz Companies, Inc. Salary Investment & Retirement Plan set forth herein, and as it may be amended from time to time. 1.36 Plan Year means the calendar year. 1.37 Prior Plan means the Fritz Holdings, Inc. Salary Investment & Retirement Plan, as in effect on December 31, 1988. 1.38 Rollover Contributions means a contribution made by an Eligible Employee or a Participant pursuant to paragraph 3.4. 1.39 Rollover Contributions Account means the account maintained for each Eligible Employee and Participant in the books and records of the Plan for purposes of recording any Rollover Contributions made by such Eligible Employee or Participant pursuant to paragraph 3.4, as adjusted for earnings and losses allocated thereto. 1.40 Salary Deferral Account means the account maintained for each Participant in the books and records of the Plan for purposes of recording any Salary Deferral Contributions made by an Employer pursuant to paragraph 3.1, as adjusted for earnings and losses allocated thereto. 1.41 Salary Deferral Contribution means a contribution made by an Employer pursuant to paragraph 3.1.
1.42 Trust means an agreement of trust between the Company and the Trustee. 1.43 Trustee means the one or more banks, trust companies, other financial institutions, or officer of the Company which hold and manage the funds of the Trust.
         1.44A UWI Matching Contributions Account means the account maintained for each Participant who was a former participant in the UWI Plan, in the books and records of the Plan for the purpose of recording and matching contributions allocated to the Participant under the UWI Plan, as adjusted for earnings and losses allocated thereto.
         1.44B UWI Plan means the Unlimited Warehousing, Inc. Profit Sharing and Savings Plan & Trust. 1.44 Valuation Date means the last day of the Plan Year and such other dates determined by the Committee. 1.45 Year of Service means the 12 consecutive month period commencing on the date an Employee first performs an Hour of Service and for which he is credited with not less than 1,000 Hours of Service; provided that, if the service requirement is not met during the first such 12-month period, "Year of Service" means the Plan Year that includes the first anniversary of the date the Employee first performed an Hour of Service (or any succeeding Plan Year) for which he is credited with not less than 1,000 Hours of Service. An Employee's Years of Service also shall include period(s) of employment with Intertrans Corporation and Texas Crating, Inc., on or before May 30, 1995, provided that the Employee was employed by either Intertrans
Corporation or Texas Crating, Inc. on May 30, 1995. Provided further, an Employee's Years of Service also shall include period(s) of employment with Unlimited Warehousing, Inc., on or before July 18, 1994, provided that the Employee was employed by Unlimited Warehousing, Inc. on July 18, 1994. 1.46 Year of Vesting Service means periods computed under Section 5 for purposes of determining the nonforfeitable portion of a Participant's Account. An Employee's Years of Vesting Service also shall include period(s) of employment with Intertrans Corporation and Texas Crating, Inc., on or before May 30, 1995, provided that the Employee was employed by either Intertrans Corporation or Texas Crating, Inc. on May 30, 1995. An Employee's Years of Vesting Service also shall include period(s) of employment with Unlimited Warehousing, Inc., on or before July 18, 1994, provided that the Employee was employed by Unlimited Warehousing, Inc. on July 18, 1994. 1.47 Masculine pronouns used herein shall include the feminine, the singular number shall include the plural, and the plural shall be read as the singular. SECTION 2

                                  Participation

2.1 An Eligible Employee who was a Participant in the Prior Plan on the Effective Date shall become a Participant in the Plan on that date. 2.2 An Eligible Employee who was eligible to participate in the Prior Plan on December 31, 1988 shall become a Participant in the Plan on the first Entry Date after making the election described in paragraph 3.1. 2.3 Effective January 1, 2000, an Eligible Employee not described in paragraph 2.1 or 2.2 shall become a Participant following three months of employment; provided he is then an Eligible Employee. For Plan Years beginning prior to January 1, 2000 an Eligible Employee not described in paragraph 2.1 or 2.2 shall become a Participant on the Entry Date on or after the date he completes one Year of Service; provided he is then an Eligible Employee. In addition, an Eligible Employee who is an Employee of UWI on July 18, 1994, shall become a Participant in the Plan on July 1, 1995, provided that such Eligible Employee satisfies the service requirements of
Section 2 of the Plan. 2.4 Effective January 1, 2000, an Employee who terminates employment after having completed three months of employment shall commence participation again immediately upon next performing an Hour of Service as an Eligible Employee. For Plan Years beginning prior to January 1, 2000 an Employee who terminates employment after having completed one Year of Service shall commence participation again immediately upon next performing an Hour of Service as an Eligible Employee. SECTION 3

                                  Contributions

3.1      Salary Deferral Contributions
(a) An Eligible Employee who has met the eligibility requirements set forth in Section 2 and who desires to be a Participant in the Plan may elect to defer any whole number percentage of his Basic Compensation from one percent to fifteen percent; provided, however, that in no event shall the amounts exceed the limits set forth in paragraph 6.1.
(b) The election shall be made in writing on a form prescribed by the Administrator and must be received by the Administrator prior to the payroll period for which the Salary Deferral Contribution is to begin. A Participant may change, discontinue or restart the amount of his deferral in accordance with rules established by the Committee.
(c) In lieu of paying full Basic Compensation to a Participant who has elected to defer Basic Compensation, an Employer shall make a Salary Deferral Contribution to the Salary Deferral Account of the Participant equal to the amount of Basic Compensation deferred by the Participant.
(d) During a Plan Year, the Committee may, in its sole discretion (but subject to such rules and procedures as the Committee may prescribe), suspend or reduce the percentage of Basic Compensation deferred by a Highly Compensated
         Employee pursuant to paragraph 3.1(a) for the remainder of the Plan Year if the Committee projects that the Plan will not satisfy the limitations set forth in paragraph 6.3.
         If the Committee subsequently projects that the Participant's salary deferral election has been reduced below the level necessary to satisfy the tests contained in paragraph 6.3, the Committee may permit (subject to such rules and procedures as the Committee may prescribe) such Participant to increase his or her salary deferral election for the remainder of the Plan Year to a level not in excess of the level which the Committee projects will satisfy the test contained in paragraph 6.3.
3.2      Matching Contributions
                  Effective January 1, 1999, at the end of each Plan Year an Employer may make a Matching Contribution to the Matching Contributions Account of each Participant who is employed on the last day of the Plan Year (or who died, retired or incurred a Disability during such Plan
         Year) and for whom Salary Deferral Contributions were made during such Plan Year. Matching Contributions shall be equal to a percentage (to be determined by an Employer) of the Salary Deferral Contribution made by an Employer on behalf of the Participant.

                   (a) For the Plan Year beginning January 1, 1999, at the end of such Plan Year an Employer may make a Matching Contribution to the Matching Contributions Account of each Participant who is employed on the last day of the Plan Year (or who died, retired or incurred an ongoing Disability during such Plan Year) and for whom Salary Deferral Contributions were made during such Plan Year. For Salary Deferrals made from January 1, 2000 to May 31, 2000, an Employer shall make a Matching Contribution to the Matching Contributions Account of each Participant as soon as administratively feasible following May 31, 2000. For Salary Deferral Contributions made on or after June 1, 2000, an Employer shall make a Matching Contribution after the end of each pay period to the Matching Contributions Account of each Participant who is employed on the last day of the pay period (or who died, retired or incurred an ongoing Disability during such period) and for whom Salary Deferral Contributions were made during such pay period.

                  (b) Matching Contributions shall be equal to a percentage of the Participant's Basic Compensation. The percentage shall be determined based on the pre-tax United States profits of the Company for the Plan Year, as determined by the Compensation Committee of the Company in its sole discretion, in accordance with the following schedule:

Amount of Profit                                  Match Percentage Level

Less than $5 Million                                             0%
$5 Million but less than $10 Million                             1%
$10 Million but less than $15 Million                            2%
$15 Million but less than $20 Million                            3%
$20 Million or more                                              4%
         Notwithstanding the foregoing, in no event will a Participant's Matching Contribution for a Plan Year exceed the Salary Deferral Contribution made by an Employer on behalf of the Participant for the Plan Year. For Salary Deferral Contributions made from January 1, 2000 to May 31, 2000, Matching Contributions shall be equal to 50% of the Participant's Salary Deferral Contributions, up to 4% of the Participant's Basic Compensation. For Salary Deferral Contributions made on or after June 1, 2000, Matching Contributions shall be equal 50% of the Participant's Salary Deferral Contributions, up to 6% of the Participant's Basic Compensation.

                  (c) Effective for Plan Years beginning on or after January 1, 1999, Matching Contributions shall be paid in cash or in the form of shares of Common Stock, in the sole discretion of the Compensation Committee of the Company. To the extent that Matching Contributions to be made by Employers other than the Company are to be made in the form of shares of Common Stock, such Employers shall transfer the amount of their Matching Contributions to the Trustee in cash, and the Trustee shall purchase the appropriate number of shares of Common Stock (as determined in accordance with the paragraph (e) below) on behalf of the Trust Fund.

                  (d) When Matching Contributions are to be made in the form of shares of Common Stock, the number of shares to be contributed shall be determined (a) by the actual purchase price, or (b) pursuant to such other method as shall be selected by the Committee and communicated to the Participants.

                  (e) When shares are purchased on behalf of the Trust Fund on the open market, the number of shares purchased shall be based on the actual price of such shares on the open market.

                  (f) Effective for Plan Years beginning on or after January 1, 1999, to the extent that an Employer Matching Contributions are made in cash, they shall be invested in shares of Common Stock.

3.3      Participant Contributions
(a) A Participant may elect to contribute Participant Contributions to the Plan equal to any whole number percentage of his Basic Compensation from one percent to ten percent.
(b) The election shall be in writing on a form presented by the Administrator and must be received by the Administrator prior to the payroll period for which the Participant Contribution is to begin. A Participant may change, discontinue or restart the amount of his
         Participant Contributions in accordance with rules established by the Committee.
3.4      Rollover Contributions
(a) Rollovers from Other Qualified Plans Made Prior to January 1, 1993. The provisions of this paragraph (a) shall apply to Rollover Contributions made to the Plan prior to January 1, 1993. An Eligible Employee who has distributed his or her entire interest in a plan meeting the requirements of Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution to the Trustee, provided that the following conditions are met:
(i) The transfer occurs on or before the 60th day after the Eligible Employee receives the distribution; (ii) The distribution qualifies as a qualified total distribution within the meaning of Section 402 (a) (5) (E) (i) of the Code;
(iii) The amount transferred does not exceed the total distribution received by the Eligible Employee less the amount, if any, considered contributed by him or her in accordance with
                  Section 401(a)(5)(E)(i) of the Code; and
(iv) The amount transferred does not exceed the total distribution he or she received less the amount, if any, contributed by him or her in accordance with Section 402(a)(5)(B) of the Code.
(b) Rollovers from Other Qualified Plans Made On or After January 1, 1993. The provisions of this paragraph (b) shall apply to Rollover Contributions made to the Plan on or after January 1, 1993. An Eligible Employee who has distributed his or her entire interest in a plan meeting the requirements of Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the distribution to the Trustee, provided that the following conditions are met:
(i) The transfer is made in cash on or before the 60th day after the Eligible Employee receives the distribution; and (ii) The distribution qualifies as an eligible rollover distribution within the meaning of Section 402(c)(4) of the
                  Code.
(c) Rollovers from Individual Retirement Accounts. An Eligible Employee who receives a distribution from an individual retirement account described in Section 408(b) of the Code which constitutes the entire amount of such account, and no portion of which is attributable to any source other than a qualified total distribution (in the case of a distribution that will be transferred to the Plan prior to January 1,
         1993) or an eligible rollover distribution (in the case of a distribution that will be transferred to the Plan on or after January 1, 1993) from a plan qualified under Section 401(a) of the Code may, in accordance with procedures approved by the Committee, transfer the entire amount of such distribution to the Trustee within 60 days after receiving the distribution.
(d) Administration. The Committee shall develop such procedures, including procedures for obtaining information from an Eligible Employee desiring to make such a transfer, as it deems necessary or desirable to enable it to determine that the transfer will meet the requirements of this
         Section 4.  If the Administrator later determines
         that an amount transferred pursuant to paragraph (a) or (b), above, did not satisfy the requirements set forth in
         those paragraphs, the Eligible Employee's Rollover Contribution
         Account shall immediately be (1) segregated from
         all other assets of the Plan, (2) treated as a nonqualified trust established by and for the benefit of the
         Employee, and (3) distributed to the Employee. Any such nonqualifying Rollover Contribution shall be deemed never to have been part of the Plan.
3.5      Discretionary Contributions
                  An Employer shall be permitted to make such additional contributions to the Trust as it deems necessary in order to comply with either the actual deferral percentage requirements of Section 401(k)(3) of the Code or the contribution percentage requirements of Section 401(m)(2) of the Code for a Plan Year. An Employer may designate all or any part of a Discretionary Contribution as a contribution to the Salary Deferral Contribution portion of the Plan which shall be used for Section 401(k) purposes or a contribution to the Matching Contribution and Participant Contribution portion of the Plan which shall be used for Section 401(m) purposes. Any Discretionary Contribution designated as a contribution to the Salary Deferral Contribution portion of the Plan shall be allocated to the Salary Deferral Contribution Accounts of Participants as necessary to satisfy the requirements set forth in Section 401(k)(3) of the Code. Such Discretionary Contributions shall satisfy the requirements for qualified nonelective contributions treated as elective deferral contributions under Section 401(k)(3)(B) and (C) of the Code and shall be subject to the withdrawal and distribution rules applicable to Salary Deferral Contributions. Any Discretionary Contributions designated as a contribution to the Matching Contribution and Participant Contribution portion of the Plan shall satisfy the requirements for qualified nonelective contributions treated as matching contributions and after-tax contributions under Section 401(m)(4)(C) of the Code. Such contributions shall be allocated as of the last day of such Plan Year to any or all Participants on that date, other than Participants who are Highly Compensated Employees, in accordance with the average of their respective Actual Deferral Percentage and/or Contribution Percentage for such Plan Year.

3.6      Maximum Contribution
                  Employer contributions to the Plan shall not exceed the amount which the Company estimates will be deductible under Section 404(a)(3), or if applicable under Section 403(a)(7) of the Code, or any successor or similar statutory provision hereafter enacted.

3.7      Forfeitures
                  Forfeitures occurring during a Plan Year shall be used to reduce an Employer's Matching Contributions for that Plan Year, and, to the extent there is any excess, for each successive Plan Year.

SECTION 4

                              Participant Accounts

4.1      Establishment of Accounts
                  The Administrator shall establish, as appropriate, a Salary Deferral Account, a Matching Contributions Account, an Intertrans Matching Contributions Account, a UWI Matching Contributions Account, a Rollover Contributions Account, a Participant Contributions Account, an Intertrans Discretionary Contributions Account, as appropriate, for each Participant. All Salary Deferral Contributions made on behalf of a Participant shall be allocated to the Participant's Salary Deferral Account. All Matching Contributions made on behalf of a Participant shall be allocated to the Participant's Matching Contributions Account. All matching contributions allocated to the Participant under the Intertrans Plan shall be allocated to the Participant's Intertrans Matching Contributions Account. All matching contributions allocated to the Participant under the UWI Plan shall be allocated to the Participant's UWI Matching Contributions Account. All Rollover Contributions made by a Participant shall be allocated to the Participant's Rollover Contributions Account. All Participant Contributions made by the Participant shall be allocated to the Participant's Participant Contributions Account. All discretionary contributions allocated to the Participant under the Intertrans Plan shall be allocated to the Participant's Intertrans Discretionary Contributions Account. For each
Participant's Salary Deferral Account, Matching Contributions Account, Intertrans Matching Contributions, UWI Matching Contributions, and Rollover Contributions Account, the Administrator shall segregate contributions and earnings thereon, if any, for Plan Years that begin on or after January 1, 1989 from contributions and earnings thereon, if any, for Plan Years that began prior to December 31, 1988.

4.2      Valuation of Accounts
                  The assets of the Plan shall be valued on the last day of the Plan Year and at such other times as determined by the Committee, for those investments not invested in Common Stock. Provided further, investments held in Common Stock will be valued as follows:

                  (a)  Common   Stock.   The  value  of  the   interest  of  any
Participant's Account in Common Stock shall be measured in shares of Common Stock in such manner as the determined by the Committee.

                  (b) Valuation of Common Stock. For all purposes of the Plan, the Trustee shall determine the fair market value of a share of Common Stock, which, as of any date, shall be determined (a) by the closing price of Common Stock as reported on the NASD National Market system (or such other stock exchange on which the Common Stock if reported) for the date of the valuation, or (b) pursuant to such other method as shall be selected by the Committee.

4.3      Voting of Common Stock. Common Stock held in the Plan shall be voted as follows:
                  (a) When Fritz Companies, Inc., prepares for any annual or special meeting, the Company shall notify the Trustee at least thirty
         (30) days in advance of the intended record date and shall cause a copy of all proxy solicitations materials to be sent to the Trustee. If requested by the Trustee, the Company shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Fritz Companies, Inc.. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan Participant with an interest in Common Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Common Stock credited to the Participant's accounts held in Common Stock.
                  (b) Each Participant with an interest in Common Stock under the Plan shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Common Stock reflecting such Participant's proportional interest in Common Stock (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Common Stock shall be communicated in writing or by such other means as is agreed upon by the Trustee and the Company. These directions shall be held in confidence by the Trustee and shall not be divulged to Fritz Companies, Inc., or any adopting Employer listed under "Appendix A" of the plan, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's service hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Common Stock reflecting the Participant's proportional interest in Common Stock held in the Plan as directed by the Participant. Shares of Common Stock as to which the Trustee receives no voting instructions shall not be voted by the Trustee.
4.4 Tender of Common Stock. Each Participant whose Account is invested in Common Stock shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to the shares attributable to his or her interest in Common Stock. The Trustee shall utilize its best efforts to distribute or cause to be distributed in a timely manner to each Participant such information as will be distributed to shareholders of Common Stock in connection with any such tender or exchange offer, together with a form addressed to the Trustee soliciting the Participant's confidential, written instructions as to whether such shares shall be tendered or exchanged. If the Trustee receives no written directions from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Common Stock credited to the Account of the Participant. 4.5 Investment of Contributions (a) Each Participant may elect, on a form provided by the Committee, to invest his Salary Deferral Account, Rollover
         Contributions Account and Participant Contributions Account in one or more funds as selected by the Committee. Allocations to a fund shall be made only in multiples of five percent. Effective July 1, 1991, allocations to a fund shall be made in multiples of one percent.
(b) Effective as of June 1, 2000, Common Stock shall be added as an investment fund under the Plan. A Participant may reallocate his Accounts under subsections (a) (b) and (c) in accordance with rules established by the Committee.
                  (c) The Company shall direct the investment of the Participant's Matching Contributions Account, provided, however, that after the Participant is fully vested in his Matching Contributions Account, he may direct the investment of that Account in accordance with rules established by the Committee.
SECTION 5

                                     Vesting

5.1      Salary Deferral, Participant Contributions and Rollover Accounts
                  Amounts credited to a Participant's Salary Deferral Account, Participant Contributions Account and Rollover Contributions Account shall at all times be fully vested and shall not be forfeitable for any reason.

5.2      Matching Contributions Account
                  Amounts credited to a Participant's Matching Contributions Account shall vest in accordance with the following schedule:

    Years of Vesting                            Vested
         Service                              Percentage

Less than 4 years                                 0%
4 years completed                                 40%
5 years completed                                100%



                  Effective June 1, 2000, amounts credited (including amounts previously credited) to a Participant's Matching Contributions Account shall vest in accordance with the following schedule:

    Years of Vesting                            Vested
         Service                              Percentage
1 year completed                                  20%
2 years completed                                 40%
3 years completed                                 60%
4 years completed                                 80%
5 years completed                                100%


                  Notwithstanding the foregoing, amounts credited to a Participant's Matching Contributions Account shall become fully vested upon the Participant's attainment of Normal Retirement Age, death or Disability.
5.3      Calculation of Service
                  For purposes of paragraphs 5.2 (a) and (b), an Employee's period of Service commences on the first day the Employee performs an Hour of Service, and except as otherwise provided in paragraph 5.2 (a) or (b), terminates on the Employee's Severance from Service Date. An Employee's Severance from Service Date is the earlier of (i) the date he quits, retires, is discharged or dies, or (ii) the first anniversary of his absence from work for any other reason, including leave of absence (unless an Employer consents in writing to an extended leave of absence, in which case an Employer shall specify the later termination date). Notwithstanding the foregoing, an Employee's period of Service shall also include such additional periods as may be required by law (including such Service which must be considered pursuant to the Military Selective Service Act, as amended), and the following periods of severance:

(a) If an Employee severs from Service by quit, discharge or retirement and returns to work within one year, the period of severance shall be considered as part of the Employee's Service.
(b) If the Employee is absent from work for a reason other than quit, discharge or retirement, and while absent quits, is discharged or retires, an Employer shall include the period between the date of quit, retirement or discharge and the date the Employee returns to work within the Employee's period of Service if the Employee returns to work within one year of the date his absence first commenced. An Employee is considered to have returned to work on the first day following his absence on which he is credited with an Hour of Service.
5.4      One-Year Break in Service
                  A "One-Year Break in Service" means, with respect to any Employee, a period of 12 consecutive months beginning on the Employee's Severance from Service Date (as defined in Section 5.3) or anniversary thereof, and ending on the next anniversary, provided that the Employee does not perform an Hour of Service. However, an Employee who is absent from work by reason of the Employee's pregnancy, the birth of a child of the Employee, or the placement of a child with the Employee in connection with adoption of the child by the Employee, or for the purpose of caring for such child by the Employee for a period immediately following birth or placement shall not be considered to have incurred a One-Year Break in Service during (i) the one-year period commencing on the Severance from Service Date, if the Employee severs from Service other than by quit or discharge, or (ii) the two-year period commencing on the Severance from Service Date, if the Employee severs from Service by quit or discharge. The preceding sentence shall not apply unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence is for a reason described in that sentence.

5.5      Termination of Employment; Forfeitures
(a) If a Participant terminates employment and the value of the Participant's vested Account does not exceed $5,000 (and has never exceeded $5,000) ($3,500 for Plan Years beginning before January 1,
         1998), the Participant shall receive a distribution of his or her entire vested Account in accordance with Section 8, and the nonvested portion of the Participant's Account shall be treated as a forfeiture. For purposes of this paragraph (a), if the value of a Participant's vested Account is zero, the Participant shall be deemed to have received a distribution of such vested Account.
(b) If a Participant terminates employment and the value of the Participant's Account exceeds (or has ever exceeded) $5,000 ($3,500 for Plan Years beginning before January 1, 1998), and the Participant consents to receive a distribution of the vested portion of his or her Account in accordance with paragraph 8.3(b), the nonvested portion of his or her Account shall be treated as a forfeiture.
(c) If a Participant receives a distribution or is deemed to receive a distribution pursuant to paragraph (a) or (b), above, and the Participant is reemployed by an Employer, the Participant's Employer-derived Account, determined as of the date of the distribution, shall be restored from forfeitures, from income to the Plan, or from Employer contributions if the Participant is reemployed by an Employer before the Participant incurs five consecutive One-Year Breaks in Service.
5.6      No Forfeitures for Cause
                  Notwithstanding anything in this Plan to the contrary, a Participant's vested benefit shall not be forfeitable for any reason.

5.7      Amendment of Vesting Schedule
                  If the vesting schedule set forth in Section 5.2 is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three years of Service may elect to have the nonforfeitable percentage completed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of: (a) 60 days after the date the amendment is adopted, (b) 60 days after the date the amendment becomes effective, or (c) 60 days after the date the Participant is issued written notice of the amendment by an Employer or the Administrator.

SECTION 6

                          Limitations on Contributions

6.1      Code Section 402(g) Limitation
(a) In no event shall a Participant be permitted to defer an amount of Basic Compensation during any calendar year in excess of the limit specified in Code Section 402(g) (as adjusted by the Secretary of the Treasury pursuant to the authority of Code Section 415(d)) ($10,500 for calendar year 2000). In determining whether the limit specified in this paragraph is exceeded, all elective deferrals (as defined in Code
         Section 402(g)(3)) made by a Participant under any qualified plan shall be aggregated.
(b) Amounts deferred by a Participant in excess of the limits set forth in paragraph (a), above, ("Excess Deferrals") adjusted for income or loss
         pursuant  to  paragraph  (c)  below,   shall  be   distributed  to  the
         Participant no later than the first April 15 following the close of the Participant's taxable year provided that the Participant notifies the Administrator of such Excess Deferrals. Notwithstanding the foregoing, a Participant shall be deemed to have notified the Plan of Excess Deferrals to the extent the Participant has Excess Deferrals for the Participant's taxable year by taking into account only elective deferrals under the Plan and other plans of the Employers.
(c) The income or loss allocable to Excess Deferrals shall be equal to the sum of: (i) the income or loss for the Participant's taxable year allocable to the Participant's Salary Deferral Contributions multiplied by a fraction, the numerator of which is the Participant's Excess Deferrals for the taxable year, and the denominator of which is equal to the sum of (A) the portion of the Participant's Account attributable to Salary Deferral Contributions at the beginning of the Participant's taxable year, and (B) the Participant's Salary Deferral Contributions for the
         Participant's taxable year, plus (ii) ten percent of the amount determined under clause (i), above, multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution. For purposes of determining the number of calendar months that have elapsed since the end of the Plan Year in which the Excess Deferrals were made, a distribution occurring on the first 15 days of a calendar month shall be deemed made on the last day of the preceding month.
         A distribution occurring after the 15th day of a calendar month shall be deemed made on the first day of the next succeeding calendar month.
6.2      Definitions
                  For the purposes of paragraphs 6.3 and 6.4, the following definitions shall be used:

(a) "Actual Deferral Percentage" means the ratio (calculated to the nearest one-hundredth of one percent) of a Participant's Salary Deferral Contributions, and Discretionary Contributions made on behalf of a Participant for the Plan Year divided by the Participant's Basic Compensation for the Plan Year. The Actual Deferral Percentage of a Participant who has no Salary Deferral Contributions or Discretionary Contributions made on his behalf shall be zero. A Participant's Actual Deferral Percentage shall be computed according to the following rules:
(i) Salary Deferral Contributions and Discretionary Contributions made on behalf of a Participant shall be taken into account for a Plan Year only if such contributions are paid to the Trust within two and one-half months after the end of such Plan Year.
(ii) In the case of a Highly Compensated Employee who is eligible to participate in two or more plans of an Employer to which elective deferrals may be made (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), all elective deferral contributions made on behalf of the Highly Compensated Employee must be aggregated for purposes of determining such Highly Compensated Employee's Actual Deferral Percentage.
(iii) If the Employers maintain two or more plans that are subject to the requirements of Section 401(k) of the Code, and such plans are considered as one plan for purposes of Section 401(a)(4) or 410(b) of the Code, all such plans shall be aggregated and treated as one plan for purposes of determining the Actual Deferral Percentage of a Participant.
(iv)     Effective January 1, 1987, if an eligible Highly Compensated
                  Employee is either a five percent owner (as defined
                  in Section 416(i)(1) of the Code) or in the group of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, the combined Actual Deferral Percentage for the family group
                  (which includes the Highly Compensated Employee and which is treated as one Highly Compensated Employee)
                  shall be determined by combining the elective deferrals, compensation and amounts treated as elective deferrals of all the eligible Family Members. The elective deferrals, compensation and amounts treated as elective deferrals of all Family Members are disregarded for purposes of determining the Actual Deferral
                  Percentage of all other Highly Compensated Employees and Non-Highly Compensated Employees. However,
                  effective January 1, 1997, this Section 6.2(a)(iv) is deleted in its entirety.
(b) "Average ADP" means the average (expressed as a percentage) of the Actual Deferral Percentage of the eligible Participants in a group.
(c) "Average ACP" means the average (expressed as a percentage) of the Contribution Percentages of the eligible Participants in a group.
(d)  "Average  Percentage"  means  the  Average  ADP  or  the  Average  ACP,  as applicable.
(e) "Contribution Percentage" means the ratio (calculated to the nearest one-hundredth of one percent) of a Participant's Matching Contributions, Participant Contributions, Discretionary Contributions and any Salary Deferral Contributions the Company elects to take into account in computing the Contribution Percentage for the Plan Year to the Participant's Basic Compensation for the Plan Year. The Contribution Percentage of a Participant who has no Matching Contributions and no Discretionary Contributions made on his behalf, who makes no Participant Contributions and for whom the Company elects to take no Salary Deferral Contributions into account shall be zero. A Participant's Contribution Percentage shall be computed according to the following rules:
(i) Matching Contributions made on a Participant's behalf shall be taken into account for a Plan Year only if such
                  Matching Contributions are allocated to the Participant's Account during such Plan Year and paid to the
                  Trust no later than the end of the 12th month following the of such Plan Year.  Participant
                  Contributions made by a Participant shall be taken into account for the Plan Year in which such amounts are contributed to the Trust at the time of payment to the Trustee if they are transmitted to the Trust within a reasonable period after such contributions are made. Excess Contributions that are recharacterized in accordance with paragraph 6.5(c) shall be taken into account for the Plan Year that includes the time at which such Excess Contributions are includable in the gross income of the Participant.
(ii) In the case of a Highly Compensated Employee who is eligible to participate in two or more plans of an Employer to which matching contributions, after-tax contributions, or both, are made (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), all such contributions made on behalf of the Highly Compensated Employee must be aggregated for purposes of determining the Highly Compensated Employee's Contribution Percentage.
(iii) If the Employers maintain two or more plans that are subject to the requirements of Section 401(m) of the Code, and such plans are considered as one plan for purposes of Section 401(a)(4) or 410 (b) of the Code, all such plans shall be aggregated and treated as one plan for purposes of determining the Contribution Percentage of a Participant.
(iv)     Effective January 1, 1987, if a Highly Compensated Employee is either a five percent owner (as defined in Section
                  416(i)(1) of the Code) or in the group of the ten Highly Compensated Employees paid the greatest
                  Compensation during the Plan Year, the combined Contribution Percentage for the family group (which includes the Highly Compensated Employee and which is treated as one Highly Compensated Employee) shall be determined by combining the after-tax contributions, compensation, matching contributions and amounts treated as matching contributions of all the eligible Family Members. The after-tax contributions, compensation, matching contributions and amounts treated as matching contributions of all Family Members are disregarded for purposes of determining the Contribution Percentage of all other Highly Compensated
                  Employees and Non-Highly Compensated Employees. However, effective January 1, 1997, this Section
                  6.2(e)(iv) is deleted in its entirety.
(f) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:
(i) the aggregate amount of the Matching Contributions and Participant Contributions allocated to a Highly Compensated Employee for a Plan Year, over
(ii) the maximum amount of such contributions that may be allocated to the Highly Compensated Employee without violating the limitations set forth in paragraph 6.3. The maximum amount that may be allocated to a Highly Compensated Employee shall be determined by ranking the Highly Compensated Employees by the amount of their aggregate Matching and Participant Contributions (the "Aggregate Contribution Amount") in descending order and then reducing the Matching
         Contributions and Participant Contributions from the Accounts of the Highly Compensated Employees starting with the Highly Compensated Employee with the highest Aggregate Contribution Amount to the extent required to: (i) enable the Plan to satisfy the limitations set forth in paragraph 6.3, or (ii) cause such Highly Compensated Employee's Aggregate Contribution Amount to equal the Aggregate Contribution Amount of the Highly Compensated Employee with the next highest Aggregate Contribution Amount. This process shall be repeated until the Plan satisfies the limitations set forth in paragraph 6.3. In no event shall the amount of Excess Aggregate Contributions exceed the amount of Matching Contributions and Participant Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

(g) "Excess Contributions" means, with respect to any Plan Year, the excess of:
(i) the Salary Deferral Contributions allocated to a Highly Compensated Employee for a Plan Year, over (ii) the maximum amount of Salary Deferral Contributions that may be allocated to such Highly Compensated Employee without violating the limitations set forth in paragraph 6.3. The maximum amount that may be allocated to a Highly
         Compensated Employee shall be determined by ranking the Highly Compensated Employees by amount of their Salary Deferral Contributions (the "Salary Deferral Contribution Amount") in descending order and then reducing the Salary Deferral Contributions from the Accounts of the Highly Compensated Employees starting with the Highly Compensated Employee with the highest Salary Deferral Contribution Amount to the extent required to: (i) enable the Plan to satisfy the limitations set forth in paragraph 6.3, or (ii) cause such Highly Compensated Employee's Salary Deferral Contribution Amount to equal the Salary Deferral Contribution Amount of the Highly Compensated Employee with the next highest Salary Deferral Contribution Amount. This process shall be repeated until the Plan satisfies the limitations set forth in paragraph 6.3. In no event shall Excess Contributions exceed the amount of Salary Deferral Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

6.3      Percentage Limitations on Contributions
                  Notwithstanding anything in the Plan to the contrary, the Average ADP and the Average ACP of Participants must each satisfy either the basic Limitation or the alternative Limitation set forth below:

(a)      Basic Limitation
                           The   Average   Percentage   of  Highly   Compensated
         Employees who are eligible to participate in the Plan under Section 2 (whether or not such Employees elect to have their Basic Compensation reduced) shall not exceed for the Plan Year the Average Percentage of Non-Highly Compensated Employees who are eligible to participate in the Plan under Section 2 (whether or not such Employees elect to have their Basic Compensation reduced) for the Plan Year multiplied by 1.25.
(b)      Alternative Limitation
                           The   Average   Percentage   of  Highly   Compensated
         Employees who are eligible to participate in the Plan under Section 2 (whether or not such Employees elect to have their Basic Compensation reduced) shall not exceed the Average Percentage of Non-Highly Compensated Employees who are eligible to participate in the Plan under
         Section 2 (whether or not such Employees elect to have their Basic Compensation reduced) for the Plan Year multiplied by two, provided that the Average Percentage of Highly Compensated Employees does not exceed the Average Percentage of Non-Highly Compensated Employees by more than two percentage points.
(c)      Multiple Use Limitation
                           If both the average actual  deferral  percentage test
         and the average contribution percentage test do not satisfy the basic limitation set forth in paragraph (a) of this paragraph 6.3 and one or more Highly Compensated Employees are eligible to have Salary Deferral Contributions made on their behalf and to have Matching Contributions made on their behalf or to make Participant Contributions to the Plan, then the sum of the Actual Deferral Percentages of Highly Compensated Employees plus the sum of the Contribution Percentages of Highly Compensated Employees shall not exceed the greater of:
(i) The sum of: (A) 1.25 times the greater of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees, plus (B) two percentage points plus the lesser of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees; or
(ii) The sum of: (A) 1.25 times the lesser of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees, plus (B) two percentage points plus the greater of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees. If the multiple use limitation set forth in this paragraph (c) is exceeded, the Administrator shall determine the maximum percentage to be used in place of the calculated percentage for all Highly Compensated Employees that would reduce either or both the Actual Deferral Percentage or Contribution Percentage for the Highly Compensated Employees in order that the multiple use limitation shall be satisfied. Any excess shall be handled in the same manner that Excess Contributions or Excess Aggregate Contributions are handled.

                  Notwithstanding anything in the Plan to the contrary, effective for Plan Years beginning on or after January 1, 1998, this section 6.3 is amended in its entirety and the Average ADP and the Average ACP of Participants must each satisfy either the basic Limitation or the alternative Limitation set forth below:

(d)      Basic Limitation
                           The   Average    Percentage   for   eligible   Highly
         Compensated Employees (those who are eligible to participate in the Plan under Section 2, whether or not such Employees elect to have their Basic Compensation reduced) shall not exceed for the Plan Year the Average Percentage for eligible Non-Highly Compensated Employees (those who are eligible to participate in the Plan under Section 2, whether or not such Employees elect to have their Basic Compensation reduced) for the preceding Plan Year multiplied by 1.25.

                  (e)      Alternative Limitation

                           The Average Percentage of Highly Compensated Employees who are eligible to participate in the Plan under Section 2 (whether or not such Employees elect to have their Basic Compensation reduced) shall not exceed for the Plan Year the Average Percentage for Non-Highly Compensated Employees who are eligible to participate in the Plan under Section 2 (whether or not such Employees elect to have their Basic compensation reduced) for the preceding Plan Year multiplied by two, provided that the Average Percentage for Highly Compensated Employees for the Plan Year does not exceed the Average Percentage for Non-Highly Compensated Employees for the preceding Plan Year by more than two percentage points.

                  (f)      Multiple Use Limitation

                           If both the average actual deferral percentage test and the average contribution percentage test do not satisfy the basic limitation set forth in paragraph (a) of this paragraph 6.3 and one or more Highly Compensated Employees are eligible to have Salary Deferral Contributions made on their behalf and to have Matching Contributions made on their behalf or to make Participant Contributions to the Plan, then the sum of the Actual Deferral Percentages of Highly Compensated Employees for the Plan Year shall not exceed the greater of:

                           (i) The sum of:  (A) 1.25  times the  greater  of the
                  Actual Deferral Percentages or Contributions Percentages of Non-Highly Compensated Employees for the preceding Plan Year, plus (B) two percentage points plus the lesser of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees for the preceding Plan Year; or

                           (ii) The sum of:  (A) 1.25  times  the  lesser of the
                  Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees for the preceding Plan Year, plus (B) two percentage points plus the greater of the Actual Deferral Percentages or Contribution Percentages of Non-Highly Compensated Employees for the preceding Plan Year.

                  If the multiple use  limitation  sets forth in this  paragraph
         (c) is exceeded, the Administrator shall determine the maximum percentage to be used in place of the calculated percentage for all Highly Compensated Employees that would reduce either or both the Actual Deferral Percentage or Contribution Percentage for the Highly Compensated Employees in order that the multiple use limitation shall be satisfied. Any excess shall be handled in the same manner that Excess Contributions or Excess Aggregate Contributions are handled.

6.4      Remedial Measures
                  If the Plan does not satisfy the requirements of paragraph 6.3 for any Plan Year, the Administrator shall take such remedial measures, as necessary, in accordance with either paragraph 6.5 or paragraph 6.6 in order that the limitations set forth in paragraph 6.3 are met.

6.5      Correction of Actual Deferral Percentage Test
(a)      General Rules
                           The   Administrator   shall   determine   the  Excess
         Contributions for each Highly Compensated Employee in accordance with paragraph 6.2 (g) and either: (i) distribute such amounts along with income or loss attributable thereto, to the appropriate Highly Compensated Employees in the manner set forth in paragraph (b) of this paragraph 6.5; (ii) contribute a Discretionary Contribution on behalf of each Participant who is a Non-Highly Compensated Employee in order that the limitations in paragraph 6.3 are met; (iii) recharacterize such amount, along with the income or loss attributable thereto, as an After-Tax Contribution in accordance with paragraph 6.5(c); or (iv) use any combination of (i), (ii), and (iii) to satisfy the limitations in paragraph 6.3.
(b)      Distribution of Excess Contributions
                           Excess  Contributions  and income  allocable  thereto
         shall be distributed to Participants on whose behalf such Excess Contributions were made no later than the last day of the Plan Year following the Plan Year for which the Excess Contributions were made. The amount of Excess Contributions shall be reduced in accordance with regulations prescribed by the Secretary of the Treasury, by the amount of the Excess Deferrals, if any, distributed to the Participant under paragraph 6.1(b).
                           The   income   or   loss   attributable   to   Excess
         Contributions shall be equal to the sum of: (i) the income or loss allocable to Salary Deferral Contributions made on the Participant's behalf for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year, and the denominator of which is equal to the sum of (A) that portion of the Participant's Account attributable to Salary Deferral Contributions at the beginning of the Participant's taxable year, and (B) the Participant's Salary Deferral Contributions for the Participant's taxable year, plus (ii) ten percent of the amount determined under clause (i), above, multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
(c)      Recharacterization of Excess Contributions
                           Excess  Contributions,  determined in accordance with
         paragraph 6.2(g), shall be recharacterized as After-Tax Contributions no later than two and one-half months after the Plan Year to which the recharacterization relates. In no event shall the amount of Excess
         Contributions that are recharacterized exceed the amount of Salary Deferral Contributions made on behalf of a Highly Compensated Employee for the Plan Year. The Excess Contributions to be recharacterized shall be reduced, in accordance with regulations prescribed by the Secretary of the Treasury, by the amount of Excess Deferrals distributed to the Participant under paragraph 6.1(b). Excess Contributions recharacterized as After-Tax Contributions shall be subject to the distribution restrictions set forth in Section 401 (k) (2) (B) of the Code.
(d)      Treatment as Annual Additions
                           Excess  Contributions  shall  be  treated  as  Annual
Additions under paragraph 6.8(b)(1).
6.6      Correction of Average Contribution Percentage Test
(a)      General Rule
                           The   Administrator   shall   determine   the  Excess
         Aggregate Contributions in accordance with paragraph 6.2 (f) and either: (i) cause such amounts along with the income or loss attributable thereto to be forfeited, if not vested under the terms of the Plan, or, if vested, distributed no later than the last day of the Plan Year; (ii) contribute a Discretionary Contribution on behalf of each Participant who is a Non-Highly Compensated Employee in order that the limitations in paragraph 6.3 are met; or (iii) use any combination of (i) and (ii) to satisfy the limitations in paragraph 6.3. Any forfeiture or distribution shall be made on the basis of the respective portion of the amount of Excess Aggregate Contributions attributable to each Highly Compensated Employee whose Matching Contributions Account or Participant Contributions Account received an allocation for the preceding Plan Year.
(b)      Calculation of Income
                           The income or loss  attributable to Excess  Aggregate
         Contributions shall be equal to the sum of: (i) the income or loss allocable to the Participant's Participant Contributions and Matching Contributions, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the Plan Year, and the denominator of which is equal to the sum of (A) that portion of the Participant's Account attributable to Participant Contributions and Matching Contributions at the beginning of the Participant's taxable year, plus (B) the Participant's Participant Contributions and Matching Contributions for the Participant's taxable year, plus (ii) ten percent of the amount determined under clause (i), above, multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if distribution occurs after the 15th of such month.
(c)      Deadline for Distribution
                           Excess Aggregate  Contributions  and income allocable
         thereto shall be distributed to Participants on whose behalf such Excess Aggregate Contributions were made no later than the last day of the Plan Year following the Plan Year for which such Excess Aggregate
         Contributions were made. Excess Aggregate Contributions shall be distributed from the Participant's Matching Contribution Account and Participant Contribution Account.
(d)      Treatment as Annual Additions
                           Excess  Aggregate  Contributions  shall be treated as
Annual Additions under paragraph 6.8(b)(1).
6.7      Compliance with Treasury Regulations
                  The Plan shall satisfy the requirements of Sections 401(k)(3) and 401(m)(2) of the Code and the regulations thereunder, and such requirements are hereby incorporated by reference.

6.8      Limitations on Contributions and Benefits
(a) Notwithstanding any other provision of the Plan to the contrary, contributions to the Plan shall - not exceed the limits of this paragraph 6.8.
(b) The Annual Additions to a Participant's account (including a Participant's Account under this Plan) for the Limitation Year shall not exceed the lesser of (i) $30,000, or (ii) 25 percent of the Participant's Basic Compensation for the Year. For purposes of this paragraph 6.8, the term:
                           (1) "Annual  Additions" means for any Limitation Year
                  the sum of (A) Employer contributions (including Salary Deferral Contributions, Participant Contributions and Matching Contributions made pursuant to this Plan) allocated to a Participant's account in any defined contribution plan maintained by a Member of the Controlled Group; (B) forfeitures allocated to a Participant's account in any such plan; and (C) Employee contributions to any such plan.
                           (2)  "Defined  Benefit  Fraction"  means  a  fraction
                           described  in  Section  415(e)(2)  of the  Code.  (3)
                           "Defined  Contribution  Fraction"  means  a  fraction
                           described in Section 415(e)(3) of the
                  Code.
                           (4)      "Limitation Year" means the calendar year.
                           (5)  "Member  of  the  Controlled  Group"  means  any
                  corporation which is a member of a controlled group of corporations, within the meaning of Section 414 (b) of the Code (as modified by Section 415 (h) of the Code), of which the Company is a member, but only for the period during which such corporation is a member of the controlled group; any trade or business which is under common control with the Company within the meaning of Section 414 (c) of the Code (as modified by Section 415 (h) of the Code), but only for the period that it is under common control; and any service organization which is a member of an affiliated service group, within the meaning of Section 414 (m) of the Code, of which the Company is a member, but only for the period during which such service organization is a member of the affiliated service group.
(c) If as a result of a reasonable error in estimating a Participant's Basic Compensation, or under similar facts and circumstances which the Commissioner of Internal Revenue finds to justify the application of this paragraph 6.8(c), the Annual Additions with respect to a particular Participant would cause the limitations of Section 415 of the Code to be exceeded, the Annual Additions made on behalf of a Participant shall be reduced in the following order of priority to the extent necessary to prevent the Annual Additions to any Participant's Account from exceeding the limitations set forth in this paragraph 6.8:
(i) Refund of any Participant Contributions made by the Participant to this Plan and earnings thereon to the extent that the refund would reduce the Annual Additions;
(ii)     Reduction in the Participant's allocation of Matching Contributions and Salary Deferral Contributions and earnings thereon under this plan for the Limitation Year in which the excess occurs. The excess Annual Additions so reduced, except for Salary Deferral Contributions, shall be held in a suspense account to be allocated to the Participant's Account in succeeding Plan Years to the extent permissible under this paragraph 6.8.
                  No profits or losses attributable to the assets of the Trust may be allocated to this suspense account.
                  Until all amounts held in the suspense account maintained under this Plan (or under any other defined contribution plan the Annual Additions of which are aggregated with the Annual Additions to this Plan) can be allocated, the Employers shall make no contributions under this Plan. If the Plan terminates, any balance remaining in the suspense account that cannot be allocated shall revert to the Employer. The portion of excess Annual Additions attributable to Salary Deferral Contributions shall be distributed to the Participant.
(d) If a Participant is also a participant in any defined benefit plan (as defined in Section 414 (j) of the Code) maintained by an Employer or Member of the Controlled Group, then in addition to the limitation contained in paragraph 6.8(b), the sum of (i) the Defined Benefit Fraction and (ii) the Defined Contribution Fraction with respect to such Participant shall not exceed 1.0.
(e) The provisions of this paragraph 6.8 are effective January 1, 1987.
                  (f) Effective with the first day of the Plan Year beginning after December 31, 1999, all references in the Plan and Trust, including paragraphs 6.8 and 10.5 of the plan, to combined plan limitation and 1.0 fractions shall be deleted in their entirety, as repealed under Internal Revenue Code section 415(e).

SECTION 7

                              Loans and Withdrawals

7.1      Loans
(a) The Committee shall be responsible for administering loans from the Plan and shall adopt such rules as it deems appropriate to administer the loan program in a nondiscriminatory manner.
(b) Loans shall be available to active Participants and those inactive Participants who are "parties in interest" as defined in Section 3(14) of ERISA with respect to the Plan.
(c) A Participant who wishes to receive a loan shall submit an application to the Committee indicating the name of the Participant, and the amount of the loan requested.
(d) A loan requested by a Participant shall be approved by the Committee if the Committee determines that the loan will comply with the provisions of this paragraph 7.1.
(e) A loan to a Participant (when added to the outstanding balance of all other loans from this Plan and any other qualified plan maintained by an Employer) shall not be in an amount that exceeds the lesser of:
(i)      $50,000, reduced by the excess, if any, of
(A) The highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date such loan is made, over
(B) The outstanding balance of loans from the Plan on the date such loan is made; or
(ii) 50% of the vested balance of the Participant's Account as of the date of the origination of the loan. (f) The minimum amount of a loan is $1,000. (g) The term of the loan shall be made for a term not to exceed five years unless the purpose of the loan is the purchase of the Participant's principal residence.
(h)      The Participant shall only have one loan outstanding at any time.
(i) Each loan shall bear interest at a reasonable rate selected by the Committee. Such rate shall provide the Trust with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.
(j) Each loan shall be made and secured by collateral consisting of 50% of the vested balance of such Participant's Account as of the origination date of the loan, the Participant's right, title and interest in and to the Trust, supported by the Participant's collateral promissory note for the amount of the loan, made payable to the Trustee.
(k) If the Participant is married as of the date the loan is made and is entitled to an annuity form of benefit under Section 8.2, the loan shall not be made and no assignment of the Participant's interest in his Account to secure such loan shall be accepted by the Trustee unless the Participant's spouse has consented in writing to the loan and the assignment of the Participant's interest in his Account during the 90-day period ending on the date on which the loan is to be so secured. The consent of the spouse shall be in writing, shall acknowledge the effect of the consent, and shall be witnessed by a notary public.
(l) Except in the case of a Participant who remains a "party in interest" after separation from employment with an Employer, the outstanding balance of a Participant's loan shall become due and payable upon the Participant's separation from employment with the Employer by reason of retirement, termination of employment, disability or death. For Plan Years beginning on or after January 1, 1998, subsection (l) is amended in its entirety and the following shall apply: No loan shall be made unless the Participant agrees to make loan payments by payroll deduction in accordance with rules established by the Committee
(m) In the case of active Participants loans shall be repaid through payroll deductions of the Participant in accordance with rules established by the Committee. Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 1998, if during the term of a loan a Participant who has been making loan
         payments by payroll withholding ceases to receive periodic compensation payments from an Employer, and if
         distribution of the Participant's Account has not begun, the Participant shall make the remaining loan payments by check or an automatic payment method which the Committee (in its sole discretion) determines provides security
         comparable to that of payroll withholding. If a Participant who has been making loan payments by a method described above begins receiving periodic compensation payments from an Employer, the Participant shall authorize
         payroll withholding for the remaining loan payments.
(n) If any loan made hereunder to a Participant is not repaid in accordance with its terms, the loan shall be in default. If a Participant defaults on his payment obligations under the loan within 90 days of the date that the Administrator notifies him of the default, the Administrator shall take, or direct the Trustee to take, such action as shall be necessary or appropriate in the circumstances then prevailing to reduce the balance credited to the Participant's Account by the amount required to cure the default.
(o) Every loan applicant shall receive a clear statement of the charges involved in each loan transaction, including the dollar amount and annual interest rate of the finance charge.
(p) All loans shall be treated as investments of the Participant's Salary Deferral Account, Rollover Account, and, if the Participant is partially vested in his Matching Contributions Account, of the Participant's Matching Contributions Account. For Plan Years beginning on or after January 1, 1998, in the event a loan is to be made to a Participant in accordance with this Section 7.1, a loan subaccount shall be established as an investment of the Participant under each Account used to fund the loan. The Accounts used to fund the loan, and the order in which Accounts are used to fund the loan, shall be determined in accordance with uniform and nondiscriminatory procedures adopted by the Committee and modified by it from time to time.
7.2      Hardship Withdrawals
(a) A Participant may withdraw amounts from his Salary Deferral Account and Rollover Account if the withdrawal is necessary in light of his immediate and heavy financial needs. The amount withdrawn shall not exceed the amount required to meet his immediate financial obligations and not reasonably available from his other resources. Withdrawals from the Participant's Salary Deferral Account on account of hardship shall be limited to the amount of contributions to such accounts, and no amount attributable to income earned on the Participant's Salary Deferral Contributions may be withdrawn on account of financial hardship. Income earned on the Participant's Rollover Contributions may be withdrawn from the Participant's Rollover Account on account of financial hardship.
(b) For purposes of this paragraph 7.2, a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if either:
(i) On the basis of all the relevant facts and circumstances the Administrator determines that the Participant has an immediate and heavy financial need, or
(ii)     the distribution is on account of:
(A) Expenses for medical care described in Code Section 213 (d) previously incurred by the Participant, the Participant's spouse, or the Participant's dependents or necessary for these persons to obtain medical care;
(B) Costs directly related to the purchase (excluding mortgage payments) of the Participant's principal residence; (C) Payment of tuition and related educational expenses for the next 12 months of post-secondary education for the
                           Participant, his or her spouse, children or dependents;
(D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence.
(c) For purposes of this paragraph 7.2, a distribution will be treated as necessary to satisfy the immediate and heavy financial need of the Participant if either:
(i) the Administrator reasonably relies on the Participant's representation that the amount of the distribution is not in excess of the amount required to relieve the financial need of the Participant and the need cannot be satisfied:
(A)      Through reimbursement or compensation by insurance or otherwise;
(B) By reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;
(C) By cessation of elective deferral contributions and employee contributions (including Salary Deferral Contributions and Participant Contributions under this Plan) under plans maintained by an Employer; or
(D) By other distributions or nontaxable (at the time of the loan) loans from the Plan and plans maintained by an Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms; or
(ii)     all of the following conditions are satisfied:
(A) The Participant certifies that the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;
(B) The Participant has obtained all distributions and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employers;
(C) The Participant shall not be permitted to make elective deferral contributions or after-tax employee contributions to any qualified or nonqualified plan of an Employer (including cafeteria plans within the meaning of Section 125 of the Code), except for mandatory employee contributions to a defined benefit plan of the Employer and contributions to health or welfare plans of the Employer, including health or welfare plans that are part of a cafeteria plan, within 12 months after the hardship withdrawal; and
(D) The Participant's Salary Deferral Contributions made in the calendar year following a withdrawal on account of a financial hardship shall not exceed $10,000 (or such other amount determined by applying the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415 (d) of the Code, in accordance with the manner prescribed by the Secretary), reduced by the Participant's Salary Deferral Contributions which were made in the calendar year of the hardship withdrawal.
7.3 Withdrawals from Participant Contributions Account. A Participant may withdraw amounts from his Participant Contributions Account in accordance with rules established by the Committee.
         7.4 Withdrawal After Age 59 1/2. Effective June 1, 1995, a Participant who has attained the age of 59 1/2 may elect to withdraw the entire balance in his or her Account.

SECTION 8

                            Distribution of Benefits

8.1     Method of Distribution for Contributions Made on or After January 1,1989
                  When a Participant's employment ceases, whether by reason of retirement, quit, discharge, Disability or death, the Committee shall determine the value of the Participant's vested Account (in accordance with paragraph 4.2) attributable to contributions made for Plan Years that begin on or after January 1, 1989 and cause that portion of the vested Account to be distributed to the Participant, or, in the event of the Participant's death, to the Participant's Beneficiary in a single lump sum distribution, such payment to be made as soon as practical after the event giving rise to the distribution occurred, but in no event later than the date required by Section 401(a)(9) of the Code and the regulations thereunder. Notwithstanding the preceding sentence, if the value of a Participant's vested Account exceeds $5,000 (or has ever exceeded $5,000) ($3,500 for Plan Years beginning before January 1, 1998), an immediate distribution of the vested Account shall not be made without the Participant's consent before the Participant attains age 65. If a Participant whose vested Account exceeds $5,000 (or has ever exceeded $5,000) ($3,500 for Plan Years beginning before January 1, 1998) does not consent to receive an immediate distribution of his vested Account, or, in the case of a Participant who is married at the time of his death, his surviving spouse does not consent to receive an immediate distribution of the Participant's vested Account, the vested Account shall remain invested in the Fund until the Participant attains or would have attained age 65 or until the Participant (or the Participant's surviving spouse) requests distribution, whichever occurs first. If the Plan holds a security interest in the Account of a deceased Participant by reason of a loan outstanding to such Participant, the benefit payable to the Participant's surviving spouse or designated Beneficiary shall be reduced by the amount of such security interest.

8.2 Method of Distribution for Contributions Made on or Before December 31, 1988
                  The portion of a Participant's Account attributable to contributions made for Plan Years that commence prior to December 31, 1988, shall be paid as either (i) a single lump sum distribution of the entire vested balance then standing in the Participant's Account, or (ii) an annuity, in monthly installments as follows:

(a)      Unmarried Participants
                           In the case of a Participant  who is unmarried on his
                  Annuity Starting Date, the Participant's benefits shall be paid in the form of a single life annuity commencing on the Participant's Normal Retirement Date or Delayed Retirement Date, as the case may be. Under this form of benefit, payments shall continue through the first day of the month in which the Participant dies; provided, however, that if the Participant dies before receiving payments equal to the aggregate value of the vested portion of the Participant's Account determined as of the date the Participant's payments commence, such payments shall continue to the Beneficiary designated by the Participant until the combined total of payments to the Participant and his Beneficiary equals such aggregate value. If the Beneficiary dies after he is eligible to receive benefits, the commuted value of such benefits the Beneficiary would otherwise receive shall be paid to the Beneficiary's estate.
(b)      Married Participants
                           In the case of a  Participant  who is  married on his
                  Annuity Starting Date, the Participant's benefits shall be paid in the form of a 50% Joint and Survivor Annuity which is the Actuarial Equivalent of the normal form of benefit in subparagraph (a) above and commences on the Participant's Normal Retirement Date or Delayed Retirement Date, as the case may be. Under the 50% Joint and Survivor Annuity, a reduced amount shall be paid to the Participant for his life, and his spouse, if surviving at the Participant's death, shall be entitled to receive thereafter a lifetime survivorship pension in a monthly amount equal to 50 percent of the amount which had been payable to the Participant. The last payment of the 50% Joint and Survivor Annuity shall be made as of the first day of the month in which the death of both the Participant and his spouse has occurred; provided, however, that if the Participant's spouse dies before the Participant and the
                  Participant's spouse have received payments equal to the vested portion of the Participant's Account as of the date payments commenced, the value of such benefits the spouse would otherwise receive shall be paid to the spouse's beneficiary.
(c)      Optional Forms of Benefit Payment
                           In  lieu  of  the  benefit  otherwise  payable  under
                  subparagraphs (a) and (b) above, a Participant may elect: (i) to receive one of the Actuarial Equivalent optional forms of benefits available under the Prior Plan, or (ii) to have the form of benefit payable under subparagraphs (a) and (b) above commence at any time after the Participant separates from service with an Employer.
8.3      Election of Optional Benefit Form
(a)      Notice of Distribution
                           The  Administrator  shall  provide  each  Participant
                  entitled to receive a distribution under paragraph 8.2 with a general notice of distribution no less than 30 and no more than 90 days before the Participant's Annuity Starting Date. Such notice must be in writing and contain an explanation of the eligibility requirements for, the material features of, and sufficient additional information to explain, the relative values of the alternate forms of benefits available under paragraph 8.2, and the Participant's right to defer receipt of distribution of his benefits until he attains Normal Retirement Age. If the Participant is married at the time he receives the general notice of distribution, the notice also shall include the terms and conditions of the 50% Joint and Survivor Annuity, the Participant's right to make, and the effect of, an election to waive the 50% Joint and Survivor Annuity, the rights of the Participant's spouse, and the right to make, and the effect of, a revocation of an election to waive the 50% Joint and Survivor Annuity.
(b)      Election of Optional Benefit Form
                           Upon receipt of the general notice of distribution, a
                  Participant may elect to receive his benefits in an optional form of payment set forth in paragraph 8.2(c). The election period shall end on the date specified by the Administrator, but in any event no earlier than the date which is 90 days prior to the Participant's Annuity Starting Date, and shall include a period of at least 90 days following the furnishing of the general distribution notice required to be furnished pursuant to subparagraph (a), or, if the Participant makes a timely request for additional information pursuant to subparagraph (a), at least 60 days following the date such specific information is furnished to the Participant. Benefit payments shall be delayed if necessary to provide the full election period. Any election made under this paragraph may be revoked in writing during the election period and, after the election has been revoked, another election may be made during the election period.
(c)      Spousal Consent Requirement
                           Notwithstanding   anything   in  this   Plan  to  the
                  contrary, a married Participant's election to receive benefits in a form other than the 50% Joint and Survivor Annuity shall not be effective unless the Participant's spouse consents to such election. The consent of the spouse shall (i) be in writing on a form satisfactory to the Committee, (ii) designate a form of benefits and a Beneficiary which may not be changed without spousal consent (or the consent of the spouse must expressly permit designations by the Participant without any further requirement of consent by the spouse),
                  (iii) acknowledge the effect of the consent, and (iv) be witnessed by a Plan representative or notary public. No consent is required if it is established to the satisfaction of the Committee that consent cannot be obtained because there is no spouse or the spouse cannot be located. A former spouse's waiver shall not be binding on a new spouse.
8.4      Cash-Out of Small Benefits
                  Notwithstanding anything in this Plan to the contrary, if a Participant's Account does not exceed $5,000 (and has never exceeded $5,000) ($3,500 for Plan Years beginning before January 1, 1998), the Participant shall receive benefits in the form of a single sum payment within a reasonable time after the Participant separates from service. Such a Participant shall not have a right to receive the general notice of distribution set forth in paragraph 8.3(a).

         8.4A     Form of Lump Sum Distribution

                  (a) Cash. With respect to any portion of a Participant's Account that is not invested in Common Stock, any lump sum distribution from such portion of the Account shall be made in the form of a single lump sum payment of cash (or its equivalent) equal to the vested balance credited to such portion of the Account as of the relevant Valuation Date.

                  (b) Common Stock. Any lump sum distribution from such portion of a Participant's Account that is invested in Common Stock as of the Valuation Date shall be made in the form of a single lump sum payment of such whole number of shares of Common Stock as is equivalent to the full value of the shares of Common Stock then credited to such portion of the Account.

                  (c) Fractional Shares. If shares of Common Stock are to be distributed, only full shares shall be distributed and cash (or its equivalent) shall be distributed in lieu of any fractional share.
                  This Section 8.4A is effective for Plan Years beginning on or after January 1, 1999.

8.5      Designation of Beneficiary
                  Each Participant shall have the right, with the consent of his or her spouse if he or she is married, to designate on forms provided by the Administrator a Beneficiary or Beneficiaries to receive the benefits provided by the Plan in the event of his or her death, and shall have the right to revoke the designation, or, with the consent of his or her spouse if he or she is married, to substitute another Beneficiary or Beneficiaries. The consent of the spouse shall (i) be in writing on a form satisfactory to the Committee, (ii) designate a Beneficiary which may not be changed without spousal consent (or the consent of the spouse must expressly permit designations by the Participant without any further requirement of consent by the spouse), (iii) acknowledge the effect of the consent, and (iv) be witnessed by a Plan representative or notary public. No consent is required if it is established to the satisfaction of the Committee that consent cannot be obtained because there is no spouse or the spouse cannot be located. If upon the death of a Participant there is no valid designation of Beneficiary on file with the Employer, the Committee shall designate the Participant's spouse as the Beneficiary. If there ,is no spouse or the spouse consents in the manner provided above, the Beneficiary shall be the Participant's estate.

8.6      Required Distribution
(a) Notwithstanding anything in this Plan to the contrary, all forms of distribution must comply with the requirements of Section 401(a)(9) of the Code and the regulations issued thereunder, including the incidental death benefit
         rule of Section 401(a)(9)(G) of the Code. A Participant's benefits shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. However, effective for
         Plan Years beginning on or after January 1, 1998, a Participant's benefits shall commence no later than April 1 of the calendar year in which the Participant attains age 70 1/2or terminates his or her employment with all Employers
         (whichever is later), provided however, that the benefits of a Participant who is a 5% owner shall commence no later than April 1 of the calendar year in which the Participant attains age 70 1/2.
(b) To the extent not inconsistent with Section 8.2, payment of the balance in the Participant's vested Account shall begin no later than the 60th day after the latest of the close of the Plan Year in which: (A) the Participant attains Normal Retirement Age; (B) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (C) the Participant terminates service with his or her Employer.
8.7      Infants, Incompetents
If the Committee determines that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause any payment due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Employer, the Trustee, and the Committee.
8.8      Payment to Alternate Payee
                  Distribution to an "alternate payee" (as defined in Section 414(p)(8) of the Code) may be made without regard to the age or employment status of the Participant provided payment is made pursuant to a court order which the Administrator has determined to be a "qualified domestic relations order" (within the meaning of Section 414(p)(1) of the Code) in accordance with procedures established by the Committee. If the amount to be distributed to an alternate payee exceeds $5,000 (or has ever exceeded $5,000) ($3,500 for Plan Years beginning before January 1, 1998), distribution shall not be made without the alternate payee's written consent until the Participant attains Normal Retirement Age.

8.9      Direct Rollover Requirements.
(a) General Rule. This Section 8.9 applies to distributions made on or after January 1, 1993. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 8.9 a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
(b)      Definitions.  For purposes of this Section 8.9
(i)      "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the
                  Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not
                  less frequently than annually) made for the life
                  (or life expectancy) of the Distributee or the joint lives
                  (or joint life expectancies) of the Distributee
                  and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required
                  under Section 401(a)(9) of the Code; and the
                  portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
(ii) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408 (b) of the Code, an annuity plan described in Section 403 (a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
(iii)             "Distributee"  means  an  Employee  or  former  Employee.   In
                  addition, the term "Distributee" means the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414 (p) of the Code with regard to the interest of the spouse or former spouse.
(iv) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. SECTION 9

                                 Death Benefits

9.1      Contributions Made on or Before December 31, 1988
                  If a Participant dies prior to his Annuity Starting Date, the portion of the Participant's Account attributable to contributions made for Plan Years that begin before December 31, 1988 shall be distributed as provided in paragraphs 9.2 through 9.3.

(a)      Unmarried Participants
                           If the Participant is not married on the date of his death, his entire interest shall be distributed in a single sum distribution, such payment to be made as soon as practical after the event giving rise to the distribution occurred, but in no event later than the date required by Section 401(a)(9) of the Code and the regulations issued thereunder.
(b)      Married Participants
                           If the Participant is married on the date of his death, 50% of the vested portion of his Account attributable to contributions made for Plan Years beginning before December 31, 1988 (and earnings thereon) shall be used to purchase an annuity for the life of the Eligible Spouse ("Qualified Pre-Retirement Survivor Annuity") unless otherwise elected as provided below. In determining the amount of a Participant's Account attributable to contributions made for Plan Years beginning before December 31, 1988, any security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account. The portion of the
         Participant's vested account not applied to the purchase of the Qualified Pre-Retirement Survivor Annuity shall be distributed to the Participant's Beneficiary as set forth in paragraph 8.2(c). The Participant's spouse shall be able to direct commencement of the Qualified Pre-Retirement Survivor Annuity on the first day of any month on or after the date of the Participant's death and before the date the Participant would have attained age 70-1/2. If the Participant's spouse dies before benefits commence under this subparagraph (b), death benefits payable under this subparagraph (b), if any, shall be paid to the spouse's beneficiary. In lieu of the benefit otherwise payable under subparagraph (b), in accordance with rules established by the Committee, a Participant's spouse may elect to receive the Actuarial Equivalent of the qualified Pre-Retirement Survivor Annuity in any of the Optional forms of benefits available under the Prior Plan.
9.2      Explanation of Qualified Pre-Retirement Survivor Annuity
                  During the Applicable Election Period, the Administrator shall provide each Married Participant who has an Account attributable to contributions made for Plan Years that begin before December 31, 1988, a written explanation of the terms, conditions and value of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the general notice of distribution provided pursuant to Section 8.1(c)(i), such notice shall set forth (i) the terms, conditions, material features and sufficient information to explain the relative values of the alternate forms of benefits available under the Prior Plan, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Pre-Retirement Survivor Annuity, (iii) the rights of Participant's spouse with respect to the Qualified Pre-Retirement Survivor Annuity, and (iv) the right to make, and the effect of, a revocation of an election to waive the Qualified Pre-Retirement Survivor Annuity. For purposes of this paragraph 9.2, "Applicable Period," with respect to a Participant, means the later of the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, and the period commencing one year before and ending one year after the Employee becomes a Participant. Notwithstanding the foregoing, the Applicable Period for a Participant who separates from service before attaining age 35 shall be the period beginning one year before and ending one year after the Participant's separation from service.

9.3      Waiver of Qualified Pre-Retirement Survivor Annuity
                  A Participant may elect to waive the Qualified Pre-Retirement Survivor Annuity, revoke such election, and again Waive the Qualified Pre-Retirement Survivor Annuity at any time and any number of times during the Applicable Election Period. All such elections and revocations shall be in writing. Any election to waive a Qualified Pre-Retirement Survivor Annuity must be accompanied by (i) the designation of a specific nonspouse beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the benefit upon the Participant's death, and (ii) a written spousal consent acknowledging the effect of the waiver and witnessed by a notary public or a plan representative (if a plan representative has been designated for this purpose). For the purposes of this paragraph 9.3, the "Applicable Election Period" shall commence when the Participant receives a written explanation pursuant to paragraph 9.2 or on the first day of the Plan Year in which the Participant attains age 35, whichever occurs earlier. Any waiver made prior to the first day of the Plan Year in which the Participant attained age 35 shall become invalid as of such date, and a new waiver must be issued in order for a waiver of a qualified Pre-Retirement Survivor Annuity to be effective.

9.4      Contributions Made on or After January 1, 1989
                  Except as otherwise provided in paragraph 8.1, no death benefits shall be provided under this Plan for the portion of the Participant's Account attributable to contributions made for Plan Years that begin on or after January 1, 1989.

9.5      Cash-Out of Small Benefits
                  Notwithstanding anything in this Section 9 to the contrary, if the Participant's Account does not exceed $5,000 (and has never exceeded $5,000) ($3,500 for Plan Years beginning before January 1, 1998) at the time of the Participant's death, payment shall be made in a single payment within a reasonable time after the Participant's death.

SECTION 10

                                 Top-Heavy Rules

10.1     General Rule
                  Notwithstanding anything in this Plan to the contrary, the provisions of this Section 10 will apply in the event that the Plan is determined to be a "top-heavy plan" under Section 416 of the Code.

10.2     Definitions
                  For purposes of this Section:

(a) "Determination Date" means, in the case of the first Plan Year, the last day of such Plan Year, or, in the case of any other Plan Year, the last day of the preceding Plan Year. When more than one plan is aggregated, the determination of whether the plans are Top-Heavy shall be made at a time consistent with regulations issued by the Secretary of the Treasury.
(b) "Key Employee" means an Employee or former Employee and his Beneficiaries who, within the meaning of Section 416(i) of the Code and the regulations thereunder, is or at any time during the four preceding Plan Years has been:
(i)      An officer of an Employer whose annual Compensation exceeds 50% of the amount in effect under Section 415 (b) (1)
                  (A) of the Code for any such Plan Year;
(ii) One of the ten Employees whose Compensation from an Employer exceeds the limitation in effect under Section 415(c)(1)(A) and who owns or is considered as owning more than a 1/2% ownership interest and one of the ten largest percentage ownership interests in an Employer;
(iii)    A 5% owner of an Employer; or
(iv) A to owner of an Employer having an annual Compensation of more than $150,000.
                  For purposes of this definition, no more than 50 Employees (or, if less than 50, either three Employees or ten percent of all Employees, whichever is greater) shall be treated as officers. For purposes of determining the number of officers taken into account, Employees described in Section 414(q)(8) of the Code shall be excluded. In addition, for purposes of determining ownership percentages hereunder, the constructive ownership rules of Section 318 of the Code shall apply as provided by Section 416(i)(1)(B) of the Code. For purposes of paragraph (ii) above, if two Employees have the same interest in an Employer, the Employee having greater annual Compensation from the Employer shall be treated as having a larger interest. Beneficiaries of Key Employees shall be considered Key Employees.

(c) "Non-Key Employee" means any Employee who is not a Key Employee.
(d) "Permissive Aggregation Group" means any other plans which the Company, in its discretion, elects to aggregate with the Required Aggregation Group, provided that the resulting group of plans satisfies Sections 401(a)(4) and 410 of the Code.
(e) "Required Aggregation Group" means (i) each plan of an Employer in which a Key Employee participates (regardless of whether the Plan has terminated), and (ii) each other plan of an Employer which enables any plan described in clause (i), above, to meet the requirements of
         Section 401(a)(4) or 410 of the Code.
(f) "Top-Heavy" means a plan in which, as of the Determination Date, the Top-Heavy Ratio exceeds 60%. The determination of whether a plan is Top-Heavy shall be made in accordance with Section 416(g) of the Code.
(g) "Top-Heavy Ratio" means for this Plan or the Required Aggregation Group or Permissive Aggregation Group, as applicable, the fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plans of all Key Employees as of the Determination Date
        (including any part of any account balance distributed in the five-year period ending on the Determination Date) and the present value of accrued benefits
         (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) under the aggregated defined benefit plans of all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date) under the aggregated defined contribution plans for all
         Participants and the present value of accrued benefits under the defined benefit plans (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) for all Participants as of the Determination Date, determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by an Employer, or (b) if no such method exists, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
10.3     Minimum Contribution Requirement
(a) Notwithstanding anything in this Plan to the contrary, and subject to the limitations set forth in paragraphs (b) and (c) below, in any Plan Year in which the Plan is Top-Heavy, the Employers shall contribute an additional amount so as to provide allocations for each Non-Key Employee who is employed on the last day of the Plan Year (whether or not such Non-Key Employee is otherwise a Participant) of Employer contributions, exclusive of Salary Deferral Contributions and Matching Contributions, under this Plan which equal three percent of the Participant's Compensation.
(b) The percentage minimum contribution required under paragraph (a), above, shall in no event exceed the percentage at which contributions are made (or required to be made) under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for the Plan Year. In determining the highest rate of contribution applicable to a Key Employee, amounts elected to be deferred under a qualified Section 401(k) arrangement shall be counted for purposes of Section 416 of the Code.
(c) No minimum contribution will be required for a Participant under this Plan for any Plan Year if an Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Participant in accordance with Section 416(c) of the Code.
10.4     Adjustments to Limitations on Contributions and Benefits
                  If the Plan becomes Top-Heavy, (a) Sections 415 (e) (2) (B) and (e) (3) (B) of the Code shall be applied by substituting "1.0" for "1.25" and (b) Section 415(e)(6)(B)(i) of the Code shall be applied by substituting "$41;500" for "$51,875."

SECTION 11

                                     Funding

11.1 Contributions made by the Employer and all other assets of this Plan shall be held in the Trust. The Company may, at any time and from time to time, appoint or substitute another Trustee for the purpose of holding and investing all or a portion of the assets of the Plan and to pay the benefits provided under the Plan. Such appointment or substitution shall not be considered a discontinuance or termination of the Plan. In any such event, the Company may transfer all or any part of the assets of the Plan to any such appointed Trustee. SECTION 12

                       Plan Fiduciaries and Administration

12.1     Named Fiduciaries
                  The authority to control and manage the operation and administration of the Plan is vested in the named fiduciaries specified herein. Each named fiduciary shall be responsible solely for the tasks allocated to it. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to the Plan and Trust unless it participates knowingly in such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach, or, through its negligence in performing its own specific fiduciary responsibilities which give rise to its status as a fiduciary, it has enabled such other fiduciary to commit a breach of the latter's fiduciary responsibility.

12.2     Fiduciary Standard
                  Each named fiduciary and every other fiduciary under the Plan shall discharge its duties with respect to the Plan solely in the interests of the Participants and beneficiaries and:

(a) For the exclusive purpose of providing benefits to Participants and their beneficiaries, and defraying reasonable expenses of administering the Plan;
(b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and
(c) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.
12.3     Multiple Duties and Advisors
                  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A named fiduciary, or a fiduciary designated by a named fiduciary in accordance with the terms of the Plan, may employ one or more persons to render advice with regard to any responsibilities such fiduciary has under the Plan. The expenses of such person shall be paid by the Employers.

12.4     Allocation and Delegation of Fiduciary Duties
                  Each named fiduciary may allocate its fiduciary duties among its members or may delegate its responsibilities to persons who are not named fiduciaries with respect to the specific responsibility delegated. Any such allocation or delegation shall be in writing and shall be made a permanent part of the records of the named fiduciary. Such allocation or delegation shall be reviewed periodically by the named fiduciary and shall be terminable upon such notice as the named fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances. An action by the Board of Directors or the Committee allocating or delegating its named fiduciary responsibilities shall be evidenced by a duly adopted resolution of the Board of Directors or the Committee.

12.5     Indemnification
                  The Employers shall indemnify and hold harmless the named fiduciaries and any officers or employees of the Employers to which fiduciary responsibilities have been delegated from and against any and all liabilities, claims, demands, costs, and expenses, including attorneys' fees, arising out of an alleged breach in the performance of their fiduciary duties under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such person. The Company shall have the right, but not the obligation, to conduct the defense of such person in any proceeding to which this paragraph applies. The Employers may satisfy their obligation under this paragraph, in whole or in part, through the purchase of a policy or policies of insurance.

12.6     The Plan Administrator
                  The Company shall be the Administrator of the Plan for purposes of Section 3(16) of ERISA and Section 414 (g) of the Code. As such, the Company is the named fiduciary with discretionary responsibility for the administration of the Plan. Any or all of the administrative duties and responsibilities of the Administrator may be delegated to an administrative committee, provided such delegation is in writing.

12.7     The Board of Directors
                  The Board of Directors of the Company is responsible for the amendment or termination of the Plan and is the named fiduciary with responsibility for the selection, retention, and replacement of the Trustee. In addition, the Board of Directors of the Company shall be responsible for the appointment of the members of the Committee and for their replacement as the circumstances require.

12.8     The Committee
(a) The Committee is the named fiduciary with the discretionary authority to: (1) interpret the Plan; (2) formulate such rules and regulations as are necessary to administer the Plan instrument in accordance with its terms; (3) conduct final review of claims under the claims review procedure; and (4) establish and carry out the funding policy of the Plan. The Committee shall be responsible for reviewing the funding policy and method of the Plan and shall report to the Board of
         Directors of the Company at least annually with respect to its evaluation of the same.
(b) The Committee shall consist of three or more persons and shall have as its officers a chairman who shall be a member of the Committee, and a secretary and one or more assistant secretaries who may, but need not, be members. The members of the Committee and its officers shall be appointed by, and hold office at the pleasure of, the Board of Directors of the Company, and shall serve as such without compensation.
(c) The Committee shall keep minutes of its meetings and proceedings. Every decision made or action taken by a majority of the members at the time in office shall constitute the decision or action of the Committee, and shall be final, conclusive and binding upon all persons affected thereby. Any decision or action by the Committee under or in connection with the Plan may be made or taken at a meeting held pursuant to its rules at which a majority of the members then in office shall be present and vote in favor thereof, or may be made or taken without a meeting if approved and evidenced by a writing signed by a majority of the members then in office.
12.9     Performance of Duties as Administrator
                  In addition to its performance of the named fiduciary duties of the Company as Administrator of the Plan, the Company shall have the discretionary authority to perform and be responsible for performing the following nonfiduciary administrative functions within the policies, interpretations, rules, practices and procedures established by the Company or the Committee in accordance with their respective areas of named fiduciary responsibility:

(a)      Application of rules determining eligibility for participation or benefits;
(b)      Calculation of service and compensation for benefits;
(c)      Preparation of employee communications material;
(d)      Maintenance of Participants' service and employment records;
(e)      Preparation of reports required by government agencies;
(f)      Calculation of benefits;
(g)      Administration of loan program;
(h) Orientation of new Participants and advising Participants of their rights and options under the Plan; (i) Collection of contributions and application of contributions as provided in the Plan; (j) Preparation of reports concerning Participants' benefits; (k) Processing of claims; and (l) Making recommendations to the Company or the Committee for decisions with respect to Plan administration. 12.10 Claims Procedures (a) A Participant or beneficiary entitled to receive benefits under the Plan need not file a request therefor.
         However, if the Participant or beneficiary believes that his benefit has been incorrectly determined, he may make a written request for review of the determination by the Administrator. The Administrator may require additional information if necessary to process the request. The Administrator or its delegate shall review the request and shall render its decision within 90 days from the date the request is filed (or the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the request. If such an extension of time is required, written notice of the extension shall be furnished the person making the request within the initial 90-day period, and the notice shall indicate the special circumstances requiring the extension and the date by which the Administrator expects to reach a decision on the request. In no event shall the extension exceed a period of 90 days from the end of the initial period.
(b) If the Administrator denies a request in whole or in part, it shall provide the person making the request with written notice of the denial within the period specified in subparagraph (a), above. The notice shall set forth in language calculated to be understood by the person making the request:
                           (1)      The specific reason for such denial;
                           (2) Specific reference to pertinent Plan provisions upon which the denial is based; (3) A description of any additional material or information which may be needed to clarify
                  or       perfect the request,  and an  explanation of why such
                           information is required; and (4) An explanation of the Plan's review procedure with respect to the denial of benefits.
(c) (1) A person whose request has been denied in whole or in part may file a claim for review of the Administrator's decision in writing with the Committee within 60 days of receipt of the notification of denial. The Committee, for good cause shown, may extend the period during which the claim may be filed. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Committee in writing.
                           (2) The Committee shall render its decision within 60
         days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, but not later than 120 days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished the claimant before the extension period commences.
                           (3) The  Committee  shall  decide  whether  a hearing
         shall be held on the claim and, if a hearing is to be held, it shall notify the claimant in writing of the time and place for the hearing. The claimant and/or his duly authorized representative may appear at any such hearing.
                           (4) The decision of the  Committee on review shall be
         final and binding, and shall be furnished to the claimant in writing within the time specified in paragraph 12.10(c)(2). If the decision on review denies the claim in whole or in part, it shall specify the reasons for the decision in a manner calculated to be understood by the claimant, and shall include references to the specific Plan provisions on which the decision is based. The Committee shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.
                           (5) If the decision on review is not furnished by the
         Committee within the time specified in paragraph 12.10(c)(2), the claim shall be deemed denied on review.
SECTION 13

                      Amendment or Termination of the Plan

13.1     Amendment
                  The Board of Directors of the Company shall have authority to amend this Plan, at any time and from time to time, in whole or in part, by adopting a resolution setting forth such amendment. Any such amendment shall be binding upon all Employers. Such power to amend includes the right, without limitation, to make retroactive amendments referred to in Section 401(b) of the Code. Notwithstanding the foregoing, no amendment of the Plan shall be effective to reduce the benefits of any Participant or his beneficiary accrued under the Plan on the effective date of the amendment, except to the extent that such reduction is permitted by ERISA.

13.2     Plan Termination; Discontinuance of Contributions
(a) The Company intends to continue the Plan on a permanent basis; however, the Board of Directors reserves the power to terminate the Plan or discontinue the Plan at any time with respect to any or all Employers. The board of directors of any Employer shall have the power to discontinue the Plan with respect to that Employer at any time. If the Plan is terminated or partially terminated, or if contributions of an Employer are completely discontinued, the rights of all affected Participants in their Accounts shall thereupon become nonforfeitable, notwithstanding any other provisions of the Plan.
(b) Anything in the Plan to the contrary notwithstanding, no Employer, upon any such termination of the Plan, shall have any obligation or liability whatsoever to make any further payments (including all or any part of any contributions payable prior to any termination of the Plan) to the Trustee for benefits under the Plan. Neither the Trustee, the Committee, nor any Participant, Employee, or Beneficiary, shall have any right to compel an Employer to make any payments after the termination of the Plan.
(c) If the Plan is terminated in whole or in part, or if any Employer shall completely discontinue its contributions to the Plan, the Company may in its discretion, (i) cause the Committee to direct that the Accounts of each Participant shall be paid in cash or in kind to the
         Participant, or, if the Participant is then deceased, to his Beneficiary pursuant to paragraph 8.5, if living, or, if not, to the deceased Participant's spouse or if there is none, to the Participant's estate, or (ii) direct that the Committee and the Fund will continue until the benefits of each Participant have been distributed in accordance with the Plan and applicable provisions of law.
SECTION 14

                            Miscellaneous Provisions

14.1     Nonreversion; Return of Contributions
(a) Except as provided in this paragraph 14.1, the assets of the Plan shall never inure to the benefit of any Employer, and shall be held for the exclusive purpose of providing benefits to Participants and their beneficiaries, and for defraying the reasonable expenses of administering the Plan.
(b) In the case of an Employer contribution which is made by mistake of fact, this Section shall not prohibit the return of the contribution to the Employer within one year after the payment of the contribution.
(c) If an Employer contribution is conditioned upon qualification of the Plan under Section 401(a) of the Code, or any successor provision thereto, and if the Plan does not so qualify, then this Section shall not prohibit the return of the contribution to the Employer within one year after the date of denial of qualification of the Plan.
(d) If an Employer contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, or any successor provision thereto, then to the extent such contribution is disallowed, this Section shall not prohibit the return to the Employer of the contribution (to the extent disallowed), within one year after the disallowance.
14.2     Annuity Contracts
                  Any annuity contract purchased by the Plan and distributed to a Participant shall provide that the benefits under the contract are provided in accordance with the applicable consent, present value and other requirements of
Section 417(e) of the Code.

14.3     Plan Merger
                  In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets or liabilities of the Trust to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of some or all of the Participants of this Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust fund only if such Participant would (if either this Plan or the other Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

14.4     No Assignment or Alienation
                  Except as provided in a "qualified domestic relations order" within the meaning of Section 414 (p) of the Code, the benefits under this Plan may not be assigned or alienated.

14.5     No Employment Contract
                  The adoption of this Plan is not a contract between any employer and any employee, nor does it give any employee any right to continue employment with any employer, or interfere with the right of any employer to discharge any employee with or without cause.

14.6     Communications
                  Each Participant, former Participant, beneficiary and dependent shall notify the Administrator in writing of each change in his post office address. Any communication, statement or notice to such person by the Employer, the Administrator, the Committee or the Trustee in connection with the Plan shall be sufficiently given or furnished if sent to such person by first class mail, postage prepaid, addressed to him at his last post office address as disclosed by the records of the Administrator. The Employer, the Administrator, the Committee and the Trustee shall have no obligation to search for, or ascertain the whereabouts of, any such person.

14.7     Applicable Law
                  This Plan shall be construed, administered and enforced according to ERISA and, to the extent state law is applicable, according to the laws of the State of California.

14.8     Disqualification of an Employer
                  If, after initial qualification, it is finally determined that the plan and the trust of any Employer no longer meet the requirements of Sections 401(a) and 501(a) of the Code, such Employer will no longer participate in this Plan and Trust as of the date of disqualification, and the assets of the Trust allocable to the Employer shall be segregated as soon as possible after the date of final determination of disqualification and held as a separate fund.

14.9     Successor to an Employer
(a) Notwithstanding any provision in the Plan to the contrary, if any Employer becomes the successor to the business of another company, by whatever form or manner resulting, at a time when such other company is not an Employer hereunder, and employees of such other company become employees of the Employer, the terms and conditions under which such employees may participate in this Plan shall be determined by the Board of Directors of the Company.
(b)      Provided  such action does not result in  discrimination  prohibited by
         Section 401(a) of the Code or in duplication of benefits, the Board of Directors may waive or vary requirements for participation in the Plan by such employees and/or may provide that service with such other company shall be considered continuous service with the Employers for any or all purposes of the Plan. 14.10 Military Duty

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

                                                     /s/ FRITZ COMPANIES, INC.

Date:  _______________                               By:
                                                    Its:

DOCSSF1:436761.7                                         85

                                                     APPENDIX A

DOCSSF1:436761.7

                                   APPENDIX A

                                     TO THE

                              FRITZ COMPANIES, INC.

                       SALARY INVESTMENT & RETIREMENT PLAN


                  As of January 1, 1995, the following entities have adopted the Plan with the consent of the Company:

Arthur J. Fritz & Co.
Fritz Air Freight, Inc.
Fritz Transportation International
Fritz International Insurance Brokers
Fritz Container Line, Inc.
Frontier Freight Forwarders, Inc.
Mattoon & Company, Inc.
T.G. International Inc.
Air Compak International, Inc.

                  As of July 1, 1995, the following entities are Employers under the Plan:

Air Compak International, Inc.
Arthur J. Fritz & Co.
Fritz Air Freight, Inc.
Fritz Transportation International
Fritz International Insurance Brokers
Fritz Container Line, Inc.
Frontier Freight Forwarders, Inc.
T.G. International Inc.
Unlimited Warehousing, Inc.
FNC International, Inc.
Logistics Service (U.S.A.) Co., Inc.
M.D.S. (Atlantic), Inc.
FCI Logistics, Inc.
Global Crating, Inc.
Fritz Export Packing, Inc.

 Effective January 1, 1996, Appendix A is amended by substituting the phrase "Logistics Service (U.S.A.)Co., Inc. (effective January 1, 1996) for the phrase "Logistics Service (U.S.A.) Co., Inc."

                  Effective January 1, 2000, the following entities are added:
Fritz Domestic Services
Fritz Government Services, Inc.
Wall Shipping Co., Inc.
Trade Management Services, Inc.

DOCSSF1:436761.7
5582-5 PB1                                                2



















                              FRITZ COMPANIES, INC.

                       SALARY INVESTMENT & RETIREMENT PLAN

                          (January 1, 2000 Restatement)

                                TABLE OF CONTENTS
                                   (continued)

                                                                     Page


DOCSSF1:436761.7                                         -ii-
5582-5 PB1

                              FRITZ COMPANIES, INC.

                       SALARY INVESTMENT & RETIREMENT PLAN

                          (January 1, 2000 Restatement)


                                TABLE OF CONTENTS

                                                                      Page


DOCSSF1:436761.7                                           i


Preamble ................................................................1
SECTION 1...................................Definitions and Construction 2
SECTION 2.................................................Participation 11
SECTION 3..................................................Contribution 12
SECTION 4..........................................Participant Accounts 17
SECTION 5.......................................................Vesting 18
SECTION 6..................................Limitations on Contributions 23
SECTION 7.........................................Loans and Withdrawals 40
SECTION 8........................... ..........Distribution of Benefits 46
SECTION 9................................................Death Benefits 54
SECTION 10..............................................Top-Heavy Rules 58
SECTION 11......................................................Funding 62
SECTION 12..........................Plan Fiduciaries and Administration 63
SECTION 13.........................Amendment or Termination of the Plan 69
SECTION 14.....................................Miscellaneous Provisions 71
         71

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DOCSSF1:440689.2

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